EXHIBIT 2.4

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                 April 15, 1996

                                      among


                           GENERAL COMMUNICATION, INC.
                        [or its wholly-owned subsidiary]
                              an Alaska corporation
                                    ("Buyer")

                                       and

                      ALASKAN CABLE NETWORK/FAIRBANKS, INC.
                              an Alaska corporation
                                    ("ACNFI")

                                       and

                       ALASKAN CABLE NETWORK/JUNEAU, INC.
                              an Alaska corporation
                                    ("ACNJ")

                                       and

                   ALASKAN CABLE NETWORK/KETCHIKAN-SITKA, INC.
                              an Alaska corporation
                                    ("ACNKS")


  (ACNFI, ACNJ, ACNKS, collectively, "Companies" or, individually, a "Company")



                                                          REGISTRATION STATEMENT
                                                                     Page II-149

                                TABLE OF CONTENTS
                                                                                                               Page

Section 1.        Definitions...................................................................................156
         1.1      Affiliate.....................................................................................156
         1.2      APUC..........................................................................................156
         1.3      APUC Certificate..............................................................................156
         1.4      Assets........................................................................................156
         1.5      Basic CATV Services...........................................................................157
         1.6      Basic Subscriber..............................................................................157
         1.7      CATV..........................................................................................157
         1.8      CATV Business.................................................................................157
         1.9      CATV Franchise Agreement......................................................................157
         1.10     CATV Instruments..............................................................................157
         1.11     CATV System...................................................................................157
         1.12     Closing and Closing Date......................................................................158
         1.13     COBRA.........................................................................................158
         1.14     Company Contracts.............................................................................158
         1.15     Employees.....................................................................................158
         1.16     Employee Plans................................................................................158
         1.17     Encumbrance...................................................................................158
         1.18     Equipment.....................................................................................158
         1.19     Equivalent Basic Subscribers or EBS's.........................................................158
         1.20     ERISA.........................................................................................159
         1.21     Excluded Assets...............................................................................159
         1.22     FCC...........................................................................................159
         1.23     Financial Statements..........................................................................159
         1.24     Governmental Authority........................................................................159
         1.25     Intangibles...................................................................................159
         1.26     Legal Requirement.............................................................................159
         1.27     MDU Agreements................................................................................160
         1.28     MDU Complex...................................................................................160
         1.29     Operating Cash Flow...........................................................................160
         1.30     Pay TV........................................................................................160
         1.31     Pay Units.....................................................................................160
         1.32     Permitted Encumbrances........................................................................160
         1.33     Person........................................................................................161
         1.34     Purchase Price................................................................................161
         1.36     Required Consents.............................................................................161
         1.37     Security Interest.............................................................................161
         1.38     Service Area..................................................................................161
         1.39     Share Holdback................................................................................161


                                                          REGISTRATION STATEMENT
                                                                     Page II-150

         1.40     Subscribers...................................................................................161
         1.41     System........................................................................................162

Section 2.        Sale of Assets................................................................................162
         2.1      Sale of Assets................................................................................162
         2.2      Purchase Price................................................................................162
         2.3      Share Holdback................................................................................162

Section 3.        Companies' Representations, Warranties, and Covenants.........................................162
         3.1      Organization and Qualification................................................................162
         3.2      Authority.....................................................................................163
         3.3      Enforceability................................................................................163
         3.4      Cash Flow.....................................................................................163
         3.5      Assets........................................................................................163
         3.6      Governmental Permits..........................................................................164
         3.7      Company Contracts.............................................................................164
         3.8      Records.......................................................................................164
         3.9      No Breach or Violation........................................................................164
         3.10     No Finders or Brokers.........................................................................165
         3.11     Schedules.....................................................................................165
         3.12     Compliance with Laws..........................................................................165
         3.13     Financial Statements..........................................................................165
         3.14     Tax Returns and Other Reports.................................................................166
         3.15     Transfer Taxes................................................................................166
         3.16     Real Property.................................................................................166
         3.17     Employees.....................................................................................168
         3.18     Employee Benefits.............................................................................169
         3.19     Litigation and Violations.....................................................................173
         3.20     Disclosure....................................................................................173
         3.21     Investment Company............................................................................173
         3.22     CATV Instruments and Company Contracts........................................................173
         3.23     FCC Compliance................................................................................174
         3.24     APUC Compliance...............................................................................175
         3.25     Patents, Trademarks, and Copyrights...........................................................175
         3.26     No Other Assets or Liabilities................................................................175
         3.27     Required Consents.............................................................................175
         3.28     Overbuilds....................................................................................176
         3.29     Subscriber Numbers............................................................................176
         3.30     No Insolvency.................................................................................176
         3.31     Compliance with Law...........................................................................176
         3.32     Holding Period................................................................................177
         3.33     Disclosure....................................................................................177


                                                          REGISTRATION STATEMENT
                                                                     Page II-151

Section 4.        Assumed Liabilities and Excluded Assets.......................................................178
         4.1      Assignment and Assumption.....................................................................178
         4.2      Excluded Assets...............................................................................178

Section 5.        Buyer's Representations, Warranties, and Covenants............................................178
         5.1      Organization and Authority....................................................................178
         5.2      Capitalization................................................................................178
         5.3      Enforceability................................................................................179
         5.4      Records.......................................................................................179
         5.5      No Breach or Violation........................................................................179
         5.6      Compliance with Laws..........................................................................180
         5.7      Financial Statements..........................................................................180
         5.8      Tax Returns and Other Reports.................................................................180
         5.9      Transfer Taxes................................................................................181
         5.10     Litigation and Violations.....................................................................181
         5.11     Disclosure....................................................................................181
         5.12     Investment Company............................................................................181
         5.13     No Finders or Brokers.........................................................................181
         5.14     No Insolvency.................................................................................181

Section 6.        Conduct Prior to Closing......................................................................181
         6.1      Operation in Ordinary Course..................................................................181
         6.2      Agents........................................................................................182
         6.3      Franchise Extensions..........................................................................182
         6.4      Company Contracts.............................................................................182
         6.5      No New Buyer Securities.......................................................................183
         6.6      Employees.....................................................................................183
         6.7      Access to Premises and Records................................................................183
         6.8      Existing Relationships........................................................................184
         6.9      Required Consents.............................................................................184
         6.10     Compliance with CLI Standards.................................................................184
         6.11     MDU Agreements................................................................................184
         6.12     Public Announcements..........................................................................184
         6.13     Due Diligence.................................................................................185
         6.14     Correction of any Noncompliance Prior to Closing..............................................185
         6.15     Leased Equipment..............................................................................185
         6.16     Estoppel Certificates, Nondisturbance Agreements
                  and Franchise Renewals........................................................................185
         6.17     Title Commitments and Surveys.................................................................186
         6.18     HSR Notification..............................................................................187
         6.19     No Shopping...................................................................................187
         6.20     Notification of Certain Matters...............................................................187
         6.21     Risk of Loss; Condemnation....................................................................188
         6.22     Lien and Judgment Searches....................................................................188


                                                          REGISTRATION STATEMENT
                                                                     Page II-152

         6.23     Transfer Taxes................................................................................189
         6.24     Letter to Programmers.........................................................................189
         6.25     Updated Schedules.............................................................................189
         6.26     Use of Companies' Names.......................................................................189
         6.27     Subscriber Billing Services...................................................................189
         6.28     Satisfaction of Conditions....................................................................190

Section 7.        Closing.......................................................................................190

Section 8.        Deliveries by Companies at Closing............................................................190

Section 9.        Deliveries by Buyer at Closing................................................................193

Section 10.       Conditions to Obligations of Buyer............................................................194
         10.1     Accuracy of Representations and Compliance with Conditions....................................194
         10.2     Deliveries Complete...........................................................................194
         10.3     No Adverse Change.............................................................................194
         10.4     Restraint of Proceedings......................................................................195
         10.5     Inspection....................................................................................195
         10.6     Cash Flow.....................................................................................195

Section 11.       Conditions to Obligations of Companies........................................................195
         11.1     Accuracy of Representations and Compliance with Conditions....................................195
         11.2     Deliveries Complete...........................................................................195
         11.3     No Adverse Change.............................................................................196
         11.4     Restraint of Proceedings......................................................................196

Section 12.       Conditions to Both Parties' Obligations.......................................................196
         12.1     Consents......................................................................................196
         12.2     No Governmental Action........................................................................196
         12.3     Waiver of Conditions..........................................................................196

Section 13.       Transactions Subsequent to Closing............................................................196
         13.1     Further Actions...............................................................................196
         13.2     COBRA Benefits................................................................................197

Section 14.       Registration Rights Agreement.................................................................197

Section 15.       Agreement Not to Compete......................................................................197
         15.1     Agreement.....................................................................................197
         15.2     Breach of Agreement...........................................................................197
         15.3     Enforceability................................................................................197

Section 16.       Survival of Representations and Warranties; Indemnification...................................197


                                                          REGISTRATION STATEMENT
                                                                     Page II-153

         16.1     Survival......................................................................................197
         16.2     Indemnity by Companies........................................................................198
         16.3     Indemnity by Buyer............................................................................198
         16.4     Defense of Claims.............................................................................198
         16.5     Right to Offset...............................................................................199
         16.6     Determination of Indemnified Amounts..........................................................200

Section 17.       Termination...................................................................................200
         17.1     Mutual Consent................................................................................200
         17.2     Default by Companies..........................................................................200
         17.3     Default by Buyer..............................................................................201

Section 18.       Miscellaneous.................................................................................201
         18.1     Expenses......................................................................................201
         18.2     Modification..................................................................................202
         18.3     Attorneys' Fees...............................................................................202
         18.4     Right to Specific Performance.................................................................202
         18.5     Notice........................................................................................202
         18.6     Waiver........................................................................................203
         18.7     Binding Effect; Assignment....................................................................203
         18.8     No Third Party Beneficiaries..................................................................203
         18.9     Rights Cumulative.............................................................................203
         18.10    Further Actions...............................................................................203
         18.11    Severability..................................................................................203
         18.12    Captions......................................................................................203
         18.13    Counterparts..................................................................................204
         18.14    Governing Law.................................................................................204
         18.15    Incorporation by Reference....................................................................204
         18.16    Construction..................................................................................204
         18.17    Confidentiality...............................................................................204

EXHIBITS

         A    -  Registration Rights Agreement
         B    -  Bill of Sale
         C    -  Nondisturbance and Attornment Agreements
         D    -  Assumption Agreement
         E    -  Assignment of Lease
         F    -  Guaranty
         G    -  Non-Compete Agreement
         H    -  Letter to Programmers
         I    -  FIRPTA Affidavit
         J    -  Opinion of Company's Counsel


                                                          REGISTRATION STATEMENT
                                                                     Page II-154

         K    -  Opinion of Company's FCC Counsel

SCHEDULES

         1    -  The CATV Business (including Rate Schedule)
         2    -  CATV Instruments
         3    -  Company Contracts
         4    -  Required Consents
         5    -  Equipment and Vehicles Owned
         6    -  Real Property Owned
         7    -  Security Interests to Be Discharged Prior to Closing and
                 Permitted Security Interests
         8    -  Proceedings and Judgments
         9    -  Employee Matters
         10   -  Excluded Assets


                                                          REGISTRATION STATEMENT
                                                                     Page II-155

                            ASSET PURCHASE AGREEMENT



                  This Asset Purchase Agreement ("Agreement") is made as of April 15, 1996, among General Communication, Inc., an Alaska corporation [or its wholly-owned subsidiary] ("Buyer"), and Alaskan Cable Network/Fairbanks, Inc., an Alaska corporation, ("ACNFI"), Alaskan Cable Network/Juneau, Inc. ("ACNJ"), Alaska Cable Network/Ketchikan-Sitka, Inc. ("ACNKS") (ACNI, ACNJ and ACNKS, collectively "Companies" or individually a "Company"). This Agreement states the terms upon which Companies agrees to sell to Buyer, and Buyer agrees to purchase from Companies, all of Companies' Assets (as defined below).

                  WHEREAS, Companies are engaged in the business of providing cable television services to subscribers in and around the Service Areas (defined below); and

                  WHEREAS, Buyer desires to purchase and Companies desire to sell all of Companies' Assets used or useful in connection with the CATV Business (defined below);

                  In consideration of the terms, conditions, and agreements contained in this Agreement, the parties agree as follows:

Section 1                Definitions

                  1.1 Affiliate. "Affiliate" shall mean any person or entity controlling, controlled by or under common control with a person or entity; "control" means the ownership, directly or indirectly, of equity securities or other ownership interests in a person or entity by another person or entity, which represent more than 50% of the voting power or equity ownership in such person or entity.

                  1.2 APUC. "APUC" shall mean the Alaska Public Utilities Commission.

                  1.3 APUC Certificate. "APUC Certificate" shall mean the applicable certificate of public convenience and necessity issued by APUC, being Certificate No. 252 (Fairbanks), No. 156 (Juneau), No. 144 (Ketchikan and Sitka) for the Service Areas legally described herein.

                  1.4 Assets. "Assets" shall include all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description, that are owned, held, used, or useful in the CATV Business located in and around the Service Areas in which Companies have any right, title or interest, including but not limited to the CATV Instruments, the Intangibles, Company Contracts, the Equipment, and the Real Property, but excluding any Excluded Assets set forth on Schedule 10.



                                                          REGISTRATION STATEMENT
                                                                     Page II-156

                  1.5 Basic CATV Services. "Basic CATV Services" shall mean CATV programming sold to Subscribers as a package and delivered to such Subscribers by coaxial cable, including broadcast and satellite service programming for which a Subscriber pays a fixed monthly fee to the applicable Company, but not including Pay TV.

                  1.6 Basic Subscriber. "Basic Subscriber" shall mean any person who on a non-seasonal basis pays Company the full monthly price (without senior citizen or other discount) for Basic CATV Services in accordance with standard rates charged by Companies as set forth on Schedule 1, who was not solicited since December 31, 1995, to purchase such services by any promotions, offers of discounts, or extraordinary marketing techniques which promotions, discounts, or marketing techniques were inconsistent with Companies' previous business practices, who has paid in full without discount at least one monthly bill generated in the ordinary course of business for CATV services, who is not pending disconnection for any reason, and who is not delinquent in payment for such CATV services. For this purpose, a Subscriber shall be delinquent if any part of his or her account is more than 59 days past due from the invoice date.

                  1.7 CATV. "CATV" shall mean cable television.

                  1.8 CATV Business. "CATV Business" shall refer to all of the Assets and business of the CATV Systems as presently conducted by Companies in and around the Service Areas as described on Schedule 1 to this Agreement.

                  1.9 CATV  Franchise  Agreement.  "CATV  Franchise  Agreements"
shall refer to (i) that certain CATV Franchise Agreement for Fort Wainwright/Greely, No. F65501-91-00008, the Operational Contracting Office/LGCV, on behalf of the United States of America, dated March 22, 1991; and (ii) that certain CATV Franchise Agreement for Eielson AFB, No. F65503-80-0003\P00015, the Operational Contracting Office/LGCV, on behalf of the United States of America, dated December 1, 1989.

                  1.10 CATV Instruments. "CATV Instruments" shall refer to all material intangible CATV channel distribution rights owned, used, or held for use by Companies, all franchise agreements, pole attachment rights, leases, licenses, easements, crossing permits and service agreements, as described on
Schedule 2 to this Agreement.

                  1.11 CATV System. "CATV System" shall refer to a complete CATV reception and distribution system of the applicable Company which is part of Companies' CATV Business and consisting of one or more headends, equipment, Subscriber drops and associated electronic equipment, which is, or is capable of being, without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend shall be considered a single CATV System.


                                                          REGISTRATION STATEMENT
                                                                     Page II-157

                  1.12 Closing and Closing Date. "Closing" shall refer to the consummation of the transactions contemplated by this Agreement, to take place at a meeting held at the place and on the date ("Closing Date") specified in
Section 7 of this Agreement.

                  1.13 COBRA. "COBRA" shall be as defined in Section 3.17.

                  1.14 Company Contracts. "Company Contracts" shall refer to all contracts and agreements pertaining to the lawful ownership, operation, and maintenance of the CATV Business or used in the CATV Business, other than CATV Instruments, as described on Schedule 3 to this Agreement.

                  1.15  Employees.  "Employees"  shall be as  defined in Section
3.17.

                  1.16 Employee Plans.  "Employee  Plans" shall be as defined in
Section 3.18.

                  1.17 Encumbrance. Any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights-of-way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  1.18 Equipment. "Equipment" shall refer to all material tangible personalty, electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, Subscriber's devices (including, without limitation, converters, encoders, transformers behind television sets and fittings), "headend" (origination, earth stations, transmission and distribution system) hardware, test equipment, vehicles, and other personal property and facilities owned, leased, used, or held for use in the CATV Business, as described on Schedule 5 to this Agreement.

                  1.19 Equivalent Basic Subscribers or EBS's. "Equivalent Basic Subscribers" or "EBS's" shall mean at a specified date a number representing the sum of the equivalent of Basic Subscribers of each franchise area in the CATV Systems derived by dividing (a) the total monthly billings for sales by Companies of Basic CATV Services for the most recent month ended prior to such specified date to single family households which pay less than the full non-discounted monthly price for Basic CATV Services and to bulk accounts (provided that in no event shall such billings include more than a single month's charges for any such single family household or single bulk account), by
(b) the full non-discounted monthly price charged by a Company to single family households for Basic CATV Services in accordance with standard rates charged by a Company at the Closing Date in such franchise area; provided, however, that in no


                                                          REGISTRATION STATEMENT
                                                                     Page II-158
event shall such standard rates charged by Companies at the Closing Date be less than those set forth on Schedule 1. For purposes of the foregoing, there shall be excluded (a) all billings to any discounted single family household or bulk account which is more than 59 days past due from the invoice date (whether for Basic CATV Services or Pay TV or otherwise); (b) all billings to any discounted single family household or bulk account which has not paid at least one month's payment for Basic CATV Services, including payment of all installation charges owed and due; (c) that portion of the billings to each discounted single family household or bulk account which represents an installation or other non-recurring charge, a charge for any outlet or connection other than the first outlet or first connection in any single family household or, with respect to a bulk account, in any residential unit (e.g. individual apartment or rental unit), a charge for any tiered service (whether or not included within Pay TV), or a pass-through charge for copyright fees, sales taxes, etc.; (d) all billings to any discounted single family household or bulk account which is pending disconnection for any reason; and (e) all billings to any discounted single family household or bulk account which was solicited since December 31, 1995, by any promotions, offers of discounts, or extraordinary marketing techniques which promotions, discounts, or marketing techniques were inconsistent with Companies' previous business practices.

                  1.20 ERISA. "ERISA" shall be as defined in Section 3.17.

                  1.21 Excluded Assets. "Excluded Assets" shall refer to those Assets which will not be owned by Company on the Closing Date as listed on
Schedule 10.

                  1.22  FCC.   "FCC"  shall  mean  the  Federal   Communications
Commission.

                  1.23 Financial Statements. "Financial Statements" shall be as defined in Section 3.13.

                  1.24 Governmental Authority. (a) The United States of America,
(b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (c) any foreign (as to the United States of America) sovereign entity and any political subdivision thereof, or (d) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

                  1.25 Intangibles. "Intangibles" shall mean all material general intangibles including, but not limited to, Subscriber lists, accounts receivable, claims (excluding any claims relating to Excluded Assets), patents, copyrights, and goodwill, if any.

                  1.26 Legal Requirement. Any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.



                                                          REGISTRATION STATEMENT
                                                                     Page II-159

                  1.27 MDU Agreements. "MDU Agreements" shall mean the fully executed agreements required by Section 6.11 hereof.

                  1.28 MDU Complex. "MDU Complex" shall mean any apartment, condominium, or townhome complex or mobile home park and any other multiple unit dwelling project subject to common ownership which currently receives cable television service from the CATV Business.

                  1.29 Operating Cash Flow. Means, for any period of determination, for the Companies, total consolidated operating revenues for such period minus the sum of (a) costs for such period, plus (b) operating expenses for such period, excluding depreciation, amortization and the other non-cash items attributable to such period and expenses related to management overhead, all calculated for such period for the Companies' subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

                  1.30 Pay TV. "Pay TV" shall mean premium programming services selected by and sold to Subscribers for monthly fees in addition to the fee for Basic CATV Services.

                  1.31 Pay Units. "Pay Units" shall mean each Pay TV service subscribed for by all Basic Subscribers.

                  1.32 Permitted Encumbrances. "Permitted Encumbrances" shall mean: (i) liens for taxes, assessments and governmental charges not yet due and payable, or the validity of which are being contested diligently and in good faith, and installments of special assessments not yet due and payable; (ii) statutory liens arising in connection with the ordinary course of business not yet delinquent or the validity of which are being contested diligently and in good faith; (iii) zoning laws and ordinances and similar governmental regulations; (iv) rights reserved to any municipality or government, statutory or public authority to regulate the affected property; and (v) as to Real Property interests, any liens, encumbrances, easements, rights-of-way, servitude, permits, leases, other minor title defects, conditions, covenants and restrictions, and minor imperfections or irregularities in title which are both reflected in the public records and excepted from coverage in the Schedule B to any title policy issued pursuant to Section 6.17 hereof. The foregoing notwithstanding, "Permitted Encumbrances" shall not include any item of which Companies have warranted the absence elsewhere in this Agreement and furthermore shall not prevent or inhibit in any way the conduct of Companies' CATV Business. No implication is made from the foregoing or any reference to Permitted Encumbrances in this Agreement or in any documents or instruments delivered in connection herewith that Buyer shall be or shall become liable or responsible for any liens, taxes, assessments, charges, or statutory liens described in (i) or (ii) above accruing or arising prior to the Closing Date or which are imposed or assessed against


                                                          REGISTRATION STATEMENT
                                                                     Page II-160

Companies; and Companies shall remain fully liable and responsible therefor and shall indemnify and hold Buyer harmless from and against any thereof pursuant to
Section 16.

                  1.33 Person. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  1.34 Purchase Price. The "Purchase Price" for Companies' Assets shall be as defined in Section 2.2.

                  1.35 Real Property. "Real Property" shall mean all realty, including appurtenances, improvements, and fixtures located thereon and any other interests in real property owned by Companies and used or held for use in the CATV Business, including, without limitation, fee interests in Companies' offices and headend sites, leasehold interests, easements, wire crossing permits and rights of entry described on Schedule 6 to this Agreement.

                  1.36 Required Consents. "Required Consents" shall mean all governmental franchises, approvals, licenses, consents, and any and all other authorizations or approvals and consents, necessary and required for Companies to transfer and convey, and Buyer to purchase, the Assets, and for Buyer to conduct Companies' CATV Business at the places and in the manner in which such CATV Business is presently conducted and will be conducted on the Closing Date. All Required Consents are listed on Schedule 4 to this Agreement.

                  1.37 Security Interest. "Security Interest" shall mean any mortgage, lien, security interest, security agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, claim, restraint on transfer, or claim against title with respect to any of the Assets.

                  1.38 Service Area. "Service Areas" shall mean the areas in which Companies operate the CATV Business, specifically in and around Fairbanks, Juneau, Ketchikan, and Sitka, Alaska, pursuant to applicable APUC Certificate No. 252, Fairbanks; No. 156, Juneau, and No. 144 Ketchikan and Sitka, Alaska, pursuant to the CATV Franchise.

                  1.39 Share Holdback. "Share Holdback" shall be the GCI Shares held in escrow, as defined in Section 2.3.

                  1.40   Subscribers.   "Subscribers"   shall   mean  all  Basic
Subscribers and EBS's.


                                                          REGISTRATION STATEMENT
                                                                     Page II-161

                  1.41 System. A complete cable television reception and distribution system operated in the conduct of the Business, consisting of one or more headends, subscriber drops and associated electronic and other equipment, and which is, or is capable of being without modification, operated as an independent system without interconnections to other systems. Any systems which are interconnected or which are served in total or in part by a common headend will be considered a single System.

Section 2                 Sale of Assets.

                  2.1 Sale of Assets. At the Closing, upon the terms and conditions set forth in this Agreement, Companies agree to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Companies, all of the Companies' right, title and interest in, to and under the Assets. Except as otherwise provided, all the Assets are intended to be transferred to Buyer, whether or not described in the Schedules.

                  2.2 Purchase Price. Buyer will deliver collectively to Companies at the Final Closing the sum total of Fifty-One Million and no/100 Dollars ($51,000,000.00) in cash and Two Million Nine Hundred Twenty-Three Thousand Seventy-Seven (2,923,077) shares of GCI's voting Class A common stock (the "GCI Shares"), in payment for the Assets. Such payment in cash and in GCI Shares constitutes the Seventy Million and no/100 Dollars ($70,000,000.00) "Purchase Price."

                  2.3 Share Holdback. At the Final Closing, Companies and Buyer shall each deposit in escrow Five Hundred Thirty-Eight Thousand (538,000) GCI Shares, or provide a letter of credit in an amount equal to five percent (5%) of the Purchase Price (the "Share Holdback") to secure each party's indemnification for breaches of representations, warranties and covenants. If no breach of this Agreement has occurred, such escrowed GCI Shares or letters of credit shall be released following each respective indemnitee's written instruction, effective as of one hundred eighty (180) days after the Closing Date.

Section 3                 Companies' Representations, Warranties, and Covenants

                  Companies and each of them represent, warrant, and covenant to Buyer, as of the date of this Agreement and as of the Closing, as follows:

                  3.1 Organization and Qualification. Each Company is a corporation, duly organized corporation, validly existing and in good standing under the laws of Alaska. Each Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which such Company is required to be so qualified or licensed. Each Company has all requisite power and authority to carry on the CATV Business as currently conducted and to own, lease, use, and operate its Assets as they are currently owned, leased and used and


                                                          REGISTRATION STATEMENT
                                                                     Page II-162
to  conduct  its  business  as it is now  conducted.  The  copies of  Companies'
Articles of Incorporation, as amended, which have been delivered to Buyer are complete and correct, and each of such documents is in full force and effect and have not been further amended.

                  3.2 Authority. Each Company has all requisite capacity, power, right, capitalization, and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and all other documents and instruments to be executed and delivered in connection herewith ("Transaction Documents") by each Company has been duly authorized by all applicable corporate action of Company. No consent of or authorization from any person or other entity, including any Governmental Authority, is required to be obtained in connection with the execution, delivery, and performance of this Agreement and of the Transaction Documents by Companies, except for the Required Consents described in Schedule 4.

                  3.3 Enforceability. This Agreement, the Transaction Documents, and all documents, instruments, and certificates to be delivered under this
Agreement constitute legal, valid, and binding obligations of Companies, enforceable against Companies in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  3.4 Cash Flow. Companies' actual aggregate Operating Cash Flow was not less than Six Million Eight Hundred Thousand and no/100 Dollars ($6,800,000.00) for the year ended December 31, 1995. Each Company shall provide Buyer with the audited financial statements as and for the year ended December 31, 1995, no later than April 30, 1996. Such statements shall present Company's financial condition substantially as presented to Buyer in Company's unaudited documents.

                  3.5 Assets. Companies each have exclusive, good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests
in) their respective Assets (other than Real Property, as to which the representations and warranties in Section 3.16 apply). The Assets are free and clear of all Encumbrances of any kind or nature, except (a) Permitted Encumbrances, (b) restrictions stated in the Governmental Permits and (c) Encumbrances disclosed on Schedule 7. Except as set forth on Schedules 2 or 3, none of the Equipment is leased by any Company from any other Person. The Assets are all the assets necessary to permit Buyer to conduct the Business substantially as it is being conducted on the date of this Agreement and in compliance with all Legal Requirements and Company Contracts and to perform all the Assumed Liabilities (defined in Section 4.1). All the Equipment is in good operating condition and repair, ordinary wear and tear excepted and is suitable and adequate for continued use in the manner in which it is presently used. No Person other than


                                                          REGISTRATION STATEMENT
                                                                     Page II-163

Companies have been granted or has applied for a cable television franchise in any area currently served by the Business.

                  3.6 Governmental Permits. Complete and correct copies of the Governmental Permits, all of which are listed on Schedule 2 or Schedule 10, have been delivered by Companies to Buyer. The Governmental Permits are currently in full force and effect, are not in default, and are valid under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or investigation, pending or threatened, to terminate, suspend or modify any Governmental Permit and each Company is in compliance with the terms and conditions of all the Governmental Permits and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

                  3.7 Company Contracts.  All Company Contracts are described on
Schedule 3. Complete and correct copies of all Company Contracts have been provided to Buyer. Each Company Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Company and each Company is not and to such Companies' knowledge, each other party thereto is not in breach or default of any terms or conditions thereunder.

                  3.8 Records. Such Companies' corporate books, as made available to Buyer, contain current, complete, and accurate records of all meetings and actions of such Companies' directors, and, if any, committees of the directors. All material actions and transactions taken or entered into by such Company or otherwise requiring action by its directors have been duly authorized or ratified as necessary and are evidenced in such minute books. Companies' books and ledgers, as made available to Buyer, contain complete and accurate records of all issuances and transfers of its stock interests. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  3.9 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 4, the execution, delivery, and performance of this Agreement by Companies (a) does not and will not (with the giving of notice or passage of time or both) (i) conflict with or result in a breach or violation by Company of, or (ii) constitute a default by Companies under, or (iii) create any right of termination, cancellation, or acceleration by any party pursuant to, any of the CATV Instruments or Company Contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which such Company is a party or by which such Company, the CATV Business, or any of the Assets is bound or may be affected, and (b) does not and will not (with the giving of notice or passage of time or both) create or impose any Security Interest on any of the Assets.


                                                          REGISTRATION STATEMENT
                                                                     Page II-164

                  3.10 No Finders or Brokers. Companies have not entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Buyer or Companies to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement, except that Companies shall pay all fees and expenses due to Lazard Freres & Co. L.L.C.

                  3.11 Schedules. The Schedules to this Agreement list all Assets owned, held, used, or useful for the performance of any CATV Instruments, Company Contracts and for the lawful conduct of the CATV Business. All Schedules to this Agreement are true, accurate, and complete.

                  3.12 Compliance with Laws. Companies are in material compliance with all applicable laws, rules, regulations, orders, ordinances, and codes of the Governmental Authorities having jurisdiction over the business and affairs of Companies.

                  3.13 Financial Statements. Companies have, delivered or will by April 30,1996, deliver, to Buyer correct and complete copies of Companies' audited financial statements for each of the two most recent fiscal years ended prior to the date of this Agreement and unaudited interim monthly financial statements for periods subsequent to the end of the most recent fiscal year end (the "Financial Statements"). The Financial Statements are complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of operation of Companies as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Companies did not have as of the date of such balance sheet any liability or obligation, whether accrued, absolute, fixed, or contingent (including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to the business, results of operations, or financial condition of Companies and which is required to be disclosed on, or reserved against in, a balance sheet. Companies have received no notice of any fact which may form a basis for any claim by a third party which, if asserted, could result in a liability affecting Companies not disclosed by or reserved against in the most recent balance sheet of Companies. From the date of the most recent balance sheet included in the Financial Statements to and including the date hereof, (i) the CATV Business has been operated only in the ordinary course, (ii) Companies has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in the business, operations, assets, liabilities, financial condition, or results of operations of Companies compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial


                                                          REGISTRATION STATEMENT
                                                                     Page II-165

Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Companies.

                  3.14 Tax Returns and Other Reports. Companies have duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes, fees, and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on Schedule 8, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  3.15 Transfer Taxes. There are no sales, use, transfer, excise, or license taxes, fees, or charges applicable with respect to the transactions contemplated by this Agreement.

                  3.16 Real Property.  With respect to all Real Property:

                           3.16.1 The Real Property and the improvements located
thereon and the continuation of business presently being conducted thereon do not violate any applicable laws, statutes, regulations, codes, rules, or orders.

                           3.16.2 The Real Property has unobstructed  access for
purposes of ingress and egress to public roads or streets or private roads over which Companies have a valid right-of-way. The Real Property is served by utilities and services necessary for the present use of the Real Property in connection with the CATV Business.

                           3.16.3   Companies   possess  all  rights  needed  to
operate, maintain, repair, replace, and locate all cable, lines, towers, equipment, or other facilities owned or used by Companies in the CATV Business.

                           3.16.4 None of the  improvements on the Real Property
encroaches upon the property of others.

                           3.16.5  Companies hold good and marketable fee simple
title to the Real Property shown as being owned by Companies on Schedule 6 and the valid and enforceable right to use and possess such Real Property, subject only to the Permitted Encumbrances. Companies have the valid and enforceable right to use all other Real Property, subject to the leases, easements, licenses, or rights-of-way described on Schedule 2.


                                                          REGISTRATION STATEMENT
                                                                     Page II-166

                           3.16.6 The Real Property is in full  compliance  with
all applicable health, safety, and environmental laws, rules, and regulations ("environmental laws"). During Companies' ownership or operation of the Real Property, all activities undertaken on or affecting the Real Property by Company or any other person have been in full compliance with all environmental laws. During Companies' occupation of the Real Property there have been no abatement, removal, remedial or other response actions for hazardous substances (as defined below) at the Real Property.

                                       3.16.6.1  Companies  are not aware of any
instance, prior to Companies' ownership or operation, of noncompliance of the Real Property or any activities thereon with any environmental law. Companies are aware of any aspects of the Real Property or any operations thereon which reasonably might give rise to any civil, criminal, administrative, or other proceeding or notice thereof under any environmental law (an "environmental claim").

                                       3.16.6.2  To  Companies'  knowledge,   no
environmental claim has been asserted in the past, currently exists, or is threatened or contemplated against Company, or against any other person or entity, which relates to the Real Property or any operations thereon.

                                       3.16.6.3  To  Companies'  knowledge,  the
Real Property has not in the past, is not now, and will not in the future be subject to any investigation, assessment, or study by any person or government agency related to potential or actual enforcement of any environmental law.

                                       3.16.6.4  To  Companies'  knowledge,   no
hazardous substances have been or are being released to, from, or under the Real Property or outside the Real Property which have entered or threaten to enter onto, into, or under the Real Property. No hazardous substances have been or are stored, treated, handled, disposed of, created, or otherwise located on, in, or under the Real Property.

                                       3.16.6.5  To  Companies'  knowledge,   no
underground storage tanks, surface impoundments, solid waste management units, tank systems, waste piles, land treatment areas, landfills, or incinerators are located or, to Companies' knowledge, have been located on the Real Property. For purposes of this paragraph, the foregoing terms shall have the meanings defined in RCRA 42 U.S.C. section 6901 et.seq. or analogous state or local laws. Without limiting the preceding representation in this paragraph, none of the Real
Property has been used at any time as a gasoline service station or any other station or facility for storing, pumping, dispensing, or producing gasoline or any other petroleum product, byproduct, or waste.

                                       3.16.6.6 To Companies'  knowledge,  there
are no "PCB Items," as that term is defined in 40 C.F.R. section 761.3, located on the Real Property.



                                                          REGISTRATION STATEMENT
                                                                     Page II-167

                                       3.16.6.7 To Companies' knowledge, any and
all permits, licenses, and other authorizations or approvals required under environmental laws to own or operate the Real Property have been secured by Companies and are in full force and effect. A list of all such permits, licenses, approvals, and authorizations is included on Schedule 2. All bonds and other security devices associated with any permit, license, authorization, or approval are in place.

                                       3.16.6.8  To  Companies'  knowledge,   no
building or other structure on the Real Property contains asbestos.

                                       3.16.6.9 Companies have provided to Buyer
true, complete and correct copies of all Environmental Reports in Companies' possession or control as of the date of this Agreement relating to the Real Property or any of it. Companies shall provide all additional Environmental Reports, including supplements to existing reports, relating to the Real Property within a three (3) working days of receipt of such reports or supplements by Companies. For purposes of this Section 3.16.6.9, "Environmental Reports" shall mean and include any writing containing statements or opinions about the presence or suspected presence of any Hazardous Substances on, under or effecting the Real Property or any of it.

                                       3.16.6.10 "Companies'  knowledge" as used
in this Section 3 shall refer to matters within the knowledge of Companies' current officers and general managers, after due investigation of reasonably available Company records concerning the subjects herein discussed.

                                       3.16.6.11 The term "hazardous substances"
means: (i) any "hazardous substance" or "pollutant or contaminant" as defined in Sections 101(14) and (33) of CERCLA, 42 U.S.C. sections 9601(14) and (33); (ii) any "hazardous material" as defined in Section 1802(2) of the Hazardous Materials Transportation Act; (iii) any "oil" or "hazardous substance" as defined in Sections 311(a)(1) and (14) of the federal Clean Water Act, 33 U.S.C. sections 1321(a)(1) and (14); (iv) any "pesticide" as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, at 7 U.S.C. section 136(u); and (v) any "byproduct," "source" or "special nuclear" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. sections 2014(e), (z) and (aa). This term also includes any chemical, compound, material, mixture, or substance defined, listed, or classified under any environmental law as dangerous, hazardous, extremely hazardous, infectious, or toxic. It also includes any substance regulated  under  any  environmental  law  due to  its  polluting  or  dangerous properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, or reproductive effects. Finally, this term specifically includes, but is not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

                  3.17  Employees.  Schedule 9 contains a true and complete list
of  names,  positions,   current  hourly  wages  or  monthly  salary  and  other
compensation amounts of


                                                          REGISTRATION STATEMENT
                                                                     Page II-168
all of Companies' employees (the "Employees"). Companies have complied in all respects with all applicable laws and regulations relating to the employment of labor, including, without limitation, the Worker Adjustment and Retraining Notification Act, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), continuation coverage requirements of group health plans ("COBRA"), and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, and the payment and withholding of taxes.

                  3.18 Employee Benefits.

                           3.18.1 Except for those plans described on Schedule 9
hereto (the "Employee Plans"), with respect to the Employees, no Company, nor any of their Affiliates maintain, are a party to, contribute to or are obligated to contribute to, and the Employees do not receive benefits under, any of the following (whether or not set forth in a written document):

                           (i) any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA;

                           (ii) any employee welfare benefit plan, as defined in section 3(1) of ERISA;

                           (iii) any bonus, deferred compensation, incentive, restricted stock, stock
                                       purchase,     stock     option,     stock
                                       appreciation   right,    phantom   stock,
                                       debenture,  supplemental pension,  profit
                                       sharing,   royalty  pool,  commission  or
                                       similar plan or arrangement;

                           (iv) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

                           (v) any plan, program, agreement, policy, commitment or any other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or their survivors, other than procedures intended to comply with COBRA;

                           (vi) any plan, program, agreement, policy, commitment or other arrangement relating to loans or other extensions of credit, loan guarantees, relocation assistance, educational assistance, tuition payments or similar benefits; or



                                                          REGISTRATION STATEMENT
                                                                     Page II-169

                           (vii) any plan, program, agreement, policy, commitment or any other arrangement relating to employee benefits, executive compensation or fringe benefits (including without limitation any foreign plan described in section 4(b)(4) of ERISA).

                           3.18.2 Prior to the date of this Agreement, Companies
have provided to Buyer complete, accurate and current copies of each of the following:

                           (i) the text (including amendments) of each of the Employee Plans, to the extent reduced to writing;

                           (ii) a description of all material elements of each of the Employee Plans, to the extent not previously reduced to writing;

                           (iii) with respect to each Employee Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                                       (A)       the most  recent  summary  plan
                                                 description,  as  described  in
                                                 section 102 of ERISA;

                                       (B)       any    summary   of    material
                                                 modifications   that  has  been
                                                 distributed to  participants or
                                                 filed with the U.S.  Department
                                                 of Labor  but that has not been
                                                 incorporated   in  an   updated
                                                 summary    plan     description
                                                 furnished  under   Subparagraph
                                                 (A) above;

                                       (C)       the    annual    reports,    as
                                                 described  in  section  103  of
                                                 ERISA,   for  the  most  recent
                                                 three (3) plan  years for which
                                                 an  annual   report   has  been
                                                 prepared     (including     any
                                                 actuarial     and     financial
                                                 statements,     opinions    and
                                                 schedules required by Form 5500
                                                 or section 103 of ERISA);

                                       (D)       where applicable, the actuarial
                                                 reports  for  the  most  recent
                                                 three (3) reporting periods for
                                                 which  such a  report  has been
                                                 prepared; and

                                       (E)       any trust agreement, investment
                                                 management,  contract  with  an
                                                 insurance or service  provider,
                                                 administration   agreement   or
                                                 other  contract,  agreement  or
                                                 insurance policy;


                                                          REGISTRATION STATEMENT
                                                                     Page II-170

                           (iv) with respect to each Employee Plan that is an employee pension benefit plan (as defined in section 3(2) of ERISA) and that is neither an excess benefit plan (as defined in section 3(36) of ERISA) nor a plan exempted under section 201(2) of ERISA, the following:

                                       (A)       the most  recent  determination
                                                 letter  concerning  the  plan's
                                                 qualification   under   section
                                                 401(a) of the  Code,  as issued
                                                 by   the    Internal    Revenue
                                                 Service; and

                                       (B)       any request for a determination
                                                 concerning      the      plan's
                                                 qualification   under   section
                                                 401(a)  of the  Code,  as filed
                                                 with   the   Internal   Revenue
                                                 Service  since  the date of the
                                                 most    recent    determination
                                                 letter; and

                           (v) any handbook, manual, policy, statement or similar written guidelines furnished to employees, excluding any such item that has been superseded by any subsequent handbook, manual, policy statement or similar written guidelines.

                           3.18.3 With respect to each  Employee Plan that is an
employee benefit plan (as defined in section 3(3) of ERISA) and that is subject to ERISA and the regulations thereunder, each of such requirements has in all material respects been fully met on a timely basis.

                           3.18.4 With respect to each  Employee Plan that is an
employee benefit plan (as defined in section 3(3) of ERISA) and that is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                           (i)         any  act  or  omission   constituting   a
                                       material violation of section 402 of ERISA;

                           (ii)        any  act  or  omission   constituting   a
                                       violation of section 403 of ERISA;

                           (iii)       any  act  or  omission   constituting   a
                                       violation of sections 404 or 405 of ERISA;


                                                          REGISTRATION STATEMENT
                                                                     Page II-171

                           (iv) to Companies' knowledge, any act or omission by any other person constituting a violation of sections 404 or 405 of ERISA;

                           (v) any act or omission that constitutes a violation of sections 406 and 407 of ERISA and is not exempted by section 408 of ERISA or that constitutes a violation of section 4975(d) of the Code; or

                           (vi)        any  act  or  omission   constituting   a
                                       violation of sections 503, 510 or 511 of ERISA.

                           3.18.5 Each Employee Plan that is an employee pension
benefit plan (as defined in section 3(2) of ERISA) and that is neither an excess benefit plan (as defined in section 3(36) of ERISA) nor a plan exempted under section 201(2) of ERISA meets all requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Employee Plan has been administered in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

                           3.18.6 No Employee  Plan to which  section 412 of the
Code applies has an accumulated funding deficiency (as defined in section 412(a) of the Code). No amendment to any such Employee Plan is precluded by any waiver, extension or prior amendment described in section 412(f) of the Code, and no such waiver has been requested.

                           3.18.7  Companies  have no  liability  to the Pension
Benefit Guaranty Corporation, to any multiemployer plan (as defined in section 4001(a)(3) of ERISA) or to any trustee under Subtitles D or E of Title IV of ERISA. No event has occurred which, with the giving of notice under sections 4063 and 4219 of ERISA, would result in such liability.

                           3.18.8 All contributions,  premiums or other payments
due to (or under) any Employee Plan have been fully paid or adequately provided for on the books and financial statements of Companies. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                           3.18.9 Each Employee Plan complies with, and has been
administered in compliance with, all applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder,


                                                          REGISTRATION STATEMENT
                                                                     Page II-172

(B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and (C) the health care continuation provision of COBRA.

                           3.18.10 No Employee  Plan  provides  retiree  welfare
benefits to former employees of Company that cannot be cancelled at will by Companies as of the Closing Date without residual liability.

                           3.18.11 All employee  welfare  benefit  plans provide
coverage for all claims relating to periods prior to the Closing Date whether such claims are filed prior to or after the Closing Date.

                  3.19  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 8, there are no suits, claims, grievances, actions, proceedings, or governmental investigations pending or, to Companies' best knowledge, threatened against or affecting Companies which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on the financial position or results of operations of Companies. Companies are not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Companies.

                  3.20 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Companies contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  3.21 Investment Company. Companies are not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Act"), and Companies have not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three
(3) year period preceding the Closing Date.

                  3.22 CATV Instruments and Company Contracts.struments and Company Contracts.

                           3.22.1 The CATV Instruments and Company Contracts are
currently in full force and effect, are valid under all applicable laws, and are enforceable according to their terms. Companies are in full compliance with and are not in violation or default under any of the CATV Instruments or Company Contracts. There is no legal action, governmental proceeding, or investigation, pending or threatened, to modify, revoke, terminate, suspend, cancel, or reform any of the CATV Instruments or Company Contracts. Companies are in full compliance with other applicable requirements of all governing or regulatory authorities (including the APUC, the U.S. Government Contract Officer for the CATV Franchise Agreement, the FCC and the Register of Copyrights)


                                                          REGISTRATION STATEMENT
                                                                     Page II-173
relating to the CATV Instruments, including, without limitation, all requirements for notification, filing, reporting, posting, and maintenance of logs and records. Companies hold valid and continuing CATV Instruments, Company Contracts, rights-of-way, rights-of-entry, permits, and other rights and authorizations necessary to enable it to operate its CATV Business. Except for the City and Borough of Juneau no franchise restricts Companies' ability to change any rates charged for CATV services, and Companies have not received any notice of any franchising authority's intention to assert that the CATV System is not subject to effective competition. There is no pending assertion or claim that operations pursuant to any franchise have been improperly conducted or maintained. A request for renewal has been filed with the appropriate franchise authorities under Section 626 of the Cable Communications Policy Act of 1984 with respect to all franchises expiring within 44 months of the date of this Agreement.

                           3.22.2 True, complete, and correct copies of the CATV
Instruments and Company Contracts and any amendments thereto effective as of the date of this Agreement have been delivered by Company to Buyer.

                  3.23 FCC Compliance. Each Company is duly authorized under applicable CATV Instruments and FCC rules, regulations, and orders to distribute the FM signals and off-air television broadcast signals presently being carried to the Subscribers of its CATV Business, to utilize all carrier frequencies generated by its CATV Business, and is licensed to operate all the facilities, including, without limitation, any business radio and any cable television relay service ("CARS") system, being operated by its CATV Business. Each Company has provided all notices to Subscribers required by The Communications Act of 1934, as amended (the "Communications Act") and FCC rules and regulations. The operation of Companies CATV Business and of any FCC-licensed facility used in conjunction with the operation of its CATV Business has been, and is, in compliance with the Communications Act and FCC rules and regulations, and each Company has received no notice, and otherwise has no reason to know, of any claimed default or violation with respect to the foregoing. Companies have obtained all required FCC clearances for the operation of the CATV System in all necessary aeronautical frequency bands. To the extent the CATV System uses frequencies in the aeronautical bands (108-137 and 225-400 MHZ) at power levels at or greater than 28 dBmV, such frequencies have been offset from standard aeronautical frequencies as provided in FCC rules and regulations, on the channels in the Service Area. During each calendar quarter in which Companies have owned and operated the CATV System, at least 75% of the CATV System's plant has been monitored for leakage, such that 100% of the plant has been so monitored each calendar year. Each system keeps a log that records the location of any leak of 20 uV/m or greater, the date the leak was detected, the date the leak was repaired, and the probable cause of the leak. Company will continue such monitoring, repair, and record keeping activities with respect to the CATV System through the Closing Date. Prior to the Closing, Companies will have taken the necessary measurements for calculation of the CATV System's cumulative leakage index (CLI) and filed a CLI report in accordance with applicable FCC rules and regulations. Company


                                                          REGISTRATION STATEMENT
                                                                     Page II-174
has been certified as in compliance with the FCC's equal employment opportunity rules for each year since 1987. Companies are in compliance with Subpart K of FCC rules and regulations, including the network non-duplication, syndicated exclusivity, and sports blackout requirements. The CATV System has established appropriate record keeping procedures and is in compliance with the FCC's Children's Television Rules. Companies have duly and timely filed all required reports with the FCC. Companies have delivered to Buyer copies of all current reports and filings, and all reports and filings for the past five years, made or filed by Companies pursuant to FCC rules and regulations as listed on
Schedule 2. Companies shall make available to Buyer all other past reports and filings made or filed by Companies pursuant to FCC rules and regulations. The representations in this paragraph 3.23 are to the best of the Companies' knowledge.

                  3.24 APUC Compliance. Companies are duly authorized to operate their CATV Business under APUC certificates and to the best of its knowledge each Company is in material compliance with all APUC rules, regulations and orders. Each Company has received no notice, and otherwise has no reason to know of any claimed default or violation with respect to the foregoing.

                  3.25 Patents, Trademarks, and Copyrights. Companies have timely and accurately made all material requisite filings and payments with the Register of Copyrights and is otherwise in compliance with all applicable rules and regulations of the Copyright Office. Companies have delivered to Buyer copies of all current reports and filings, and all reports and filings for the past five (5) years, made or filed by Companies pursuant to Copyright rules and regulations. Companies shall make available to Buyer all other past reports and filings made or filed by Companies pursuant to Copyright rules and regulations. Companies do not possess any patent, patent right, trademark, or copyright and is not a party to any license or royalty agreement with respect to any patent, trademark, or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to CATV systems generally. The Assets are free of the rightful claim of any third party by way of copyright infringement or the like.

                  3.26 No Other Assets or Liabilities. Companies have no assets of any kind other than the Assets, CATV Instruments, and Company Contracts described on the Schedules and Companies have no liabilities, obligations, or commitments of any kind other than obligations under the CATV Instruments and Company Contracts described on the Schedules and liabilities disclosed on the Financial Statements.

                  3.27 Required Consents. As further set forth in Section 6.9, Companies and Buyer will have as of the Closing Date obtained the Required Consents, unless Buyer agrees in writing that any Required Consent need not be obtained until after the Closing Date. A true and complete list of all Required Consents is set forth on Schedule 4.



                                                          REGISTRATION STATEMENT
                                                                     Page II-175

                  3.28 Overbuilds. No area presently served by Companies' CATV business is presently subject to or, to Companies' best knowledge, threatened to be subject to an overbuild situation. Companies are currently the only cable television operator providing or, to Companies' best knowledge, intending to provide cable television service in the Service Areas. No person or entity other than Companies have been granted or has applied for APUC Certificates or a CATV franchise agreement in any of the communities (or any of the unincorporated areas) presently served by Companies' CATV business.

                  3.29 Subscriber Numbers. As of December 31, 1995, the CATV Business had as needed no fewer than Twenty-Five Thousand Nine Hundred Forty-Two (25,942) current EBS's and no fewer than Fifteen Thousand Seven Hundred Eighty (15,780) current Pay TV Units, none of which were more than sixty-two (62) days delinquent in payment for service.

                  3.30 No Insolvency. As of even date and as of the Closing Date, Companies are not and shall not be insolvent.

                  3.31 Compliance with Law

                           3.31.1 The  ownership,  leasing and use of the Assets
as they are currently owned, leased and used and the conduct of the Business as it is currently conducted do not violate any Legal Requirement, which violation, individually or in the aggregate, would have a material adverse effect on a System, the Business or Companies. Companies have received no notice claiming a violation by Companies or the Business of any Legal Requirement applicable to Companies or the Business as it is currently conducted and to Companies' best knowledge, there is no basis for any claim that such a violation exists.

                           3.31.2 A request for renewal has been duly and timely
filed under Section 626 of the Cable Communications Policy Act of 1984 with the proper Governmental Authority with respect to all cable television franchises of the Business that have expired or will expire within 36 months after the date of this Agreement.

                           3.31.3  Companies have complied,  and the Business is
in compliance,  in all material  respects,  with the specifications set forth in
Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the Copyright Act of 1976 and the rules and regulations of the U.S. Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal, the Communications Act of 1934, the rules and regulations of the FCC, including provisions of any thereof pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect), and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Assets, the Systems and the Business.


                                                          REGISTRATION STATEMENT
                                                                     Page II-176

                           3.31.4 Notwithstanding the foregoing,  Companies have
used their best efforts to comply in all material respects with the provisions of the Cable Television Consumer Protection and Competition Act of 1992 and the FCC rules and regulations promulgated thereunder ("1992 Cable Act") as such laws relate to the operation of the Business. Except as provided in Schedule 8, Companies have complied in all material respects with the must carry and retransmission consent provisions of the 1992 Cable Act. Companies have used their best efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under rules and regulations promulgated under the 1992 Cable Act, and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the 1992 Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Companies have delivered to Buyer complete and correct copies of all FCC Forms 393, 1200, 1205, 1210, 1215, 1220, 1225, 1235
and 1240 filed with respect to the System and copies of all other FCC Forms filed by Companies and correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers with respect to the Systems, including copies of any complaints filed with the FCC with respect to any rates charged to Subscribers of the Systems, and any other documentation supporting an exemption from the rate regulation provisions of the 1992 Cable Act claimed by Companies with respect to any of the Systems (collectively, "Rate Regulation Documents"). Companies have received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and Companies have not agreed with any Governmental Authority to establish customer service standards that exceed the standards in the 1992 Cable Act. In addition, Company has also delivered to Buyer documentation for each of the Systems in which the franchising authority has not certified to regulate rates as of the date of this Agreement showing a determination of allowable rates using a benchmark methodology. Companies have not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the Systems.

                  3.32 Holding Period. Companies will not violate and will not be subject to any requirement to obtain a waiver under the anti-trafficking provisions of the 1992 Cable Act as a result of the transfer of the Systems contemplated under this Agreement.

                  3.33 Disclosure. No representation or warranty by Companies in this Agreement or in any Schedule or Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Companies pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made. Without


                                                          REGISTRATION STATEMENT
                                                                     Page II-177
limiting the generality of the foregoing, the information set forth in the Schedules concerning the Business is accurate and complete in all material respects.

Section 4                 Assumed Liabilities and Excluded Assets.

                  4.1 Assignment and Assumption. Companies will assign, and Buyer will assume and perform, the Assumed Liabilities, which are defined as:
(a) Companies' obligations to subscribers of the Business for (i) subscriber deposits held by Companies as of the Closing Date and which are refundable, (ii) subscriber advance payments held by Companies as of the Closing Date for services to be rendered by a System after the Closing Date and (iii) the delivery of cable television service to subscribers of the Business after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under Governmental Permits listed on Schedule 2 (to the extent that such Governmental Permits are transferrable) and Company Contracts listed on
Schedule 3. Buyer will not assume or have any responsibility for any liabilities or obligations of Companies other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

                  4.2 Excluded Assets. The Excluded Assets, which will be retained by Companies, will consist of the following: (a) retransmission consent agreements (except for those set forth on Schedule 3); (b) insurance policies and rights and claims thereunder (except as otherwise provided in Section 6.21);
(c) bonds, letters of credit, surety instruments and other similar items; (d) cash and cash equivalents; (e) Companies' trademarks, trade names, service marks, service names, logos and similar proprietary rights (subject to Buyer's rights under Section 6.26); (f) Companies' rights under any agreement governing or evidencing an obligation of Companies for borrowed money; (g) Companies' rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities; and (h) the assets described on Schedule 10.

Section 5                 Buyer's Representations, Warranties, and Covenants

                  Buyer represents, warrants, and covenants to Companies as follows:

                  5.1  Organization  and Authority.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Alaska; has all requisite power, right, and authority to execute, deliver, and perform this Agreement; and has taken all action required by law, its Articles of Incorporation and Bylaws, and otherwise to authorize the execution, delivery, and performance of this Agreement.


                  5.2 Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Class A common stock, of which 19,660,199 shares are issued and outstanding; 10,000,000 shares of Class B common stock, of which 4,175,434 are


                                                          REGISTRATION STATEMENT
                                                                     Page II-178
issued and outstanding, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, all as of October 31, 1995. As of the Closing, the GCI Shares will be duly authorized, validly issued, fully paid and nonassessable and free of any Security Interests. There are no outstanding or authorized (i) securities of Buyer convertible into or exchangeable or exercisable for any shares of its capital stock, except that each share of Class B common stock is convertible into one share of Class A common stock, or (ii) subscriptions, options, warrants, calls, rights, commitments, or other agreements or obligations of any kind obligating Buyer to issue any additional shares of its capital stock or any other securities convertible into or evidencing the right to acquire or subscribe for any shares of its capital stock, except pursuant to (a) Buyer's December, 1986 Stock Option Plan, (b) Buyer's December, 1986 Employee Stock Purchase Plan; (c) that June, 1989, option agreement granted to John Lowber to acquire 100,000 shares of Buyer's Class A common stock at $0.75 per share; (d) that June, 1989, incentive agreement with William Behnke to acquire 85,190 shares of Buyer's Class A common stock for $.001 per share; and (e) those shares of Buyer's Class A common stock which may be issued pursuant to $10,000,000 Convertible Subordinated Notes for the purchase of Alaskan Cablevision, Inc.

                  5.3 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity. There is no litigation at law, in equity, or in any other proceeding or investigation pending or threatened against Buyer which might materially impair the ability of Buyer to perform under this Agreement.

                  5.4 Records. Buyer's minute books, as made available to Company, contain current, complete, and accurate records of all meetings and actions of Buyer's directors, and, if any, committees of the board of directors. All material actions and transactions taken or entered into by Buyer or otherwise requiring action by its directors and/or shareholders have been duly authorized or ratified as necessary and are evidenced in such minute books. Buyer's books and ledgers, as made available to Company, contain complete and accurate records of all issuances and transfers of its stock interests. The signatures appearing in such minute books, and ledgers are the genuine signatures of the persons purporting to have signed them.

                  5.5 No Breach or Violation. Subject only to obtaining the consents and approvals set forth on Schedule 4, the execution, delivery, and performance of this Agreement by Buyer (a) does not and will not (with the giving of notice or passage of time or both ) (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, or
(iii) create any right of termination, cancellation, or acceleration by any party pursuant to, any of its contracts, any statute, ordinance, rule, or regulation, or any agreement, instrument, judgment, or order to which Buyer is a party or by which Buyer is bound or may be affected, and (b) does not and will not


                                                          REGISTRATION STATEMENT
                                                                     Page II-179

(with the giving of notice or passage of time or, both) create or impose any Security Interest on the GCI Shares.

                  5.6 Compliance with Laws. Buyer is in compliance with all applicable laws, rules, regulations, orders, ordinances, and codes of the Governmental Authorities having jurisdiction over Buyer's business and affairs.

                  5.7 Financial Statements. Buyer has delivered to Companies correct and complete copies of Buyer's audited financial statements for each of the two most recent fiscal years ended prior to the date of this Agreement and unaudited interim monthly financial statements for periods subsequent to the end of the most recent fiscal year end ("Financial Statements"). The Financial Statements are complete and correct, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except, in the case of interim financial statements, subject to normal recurring year-end adjustments and the absence of footnotes), and fairly present in accordance with generally accepted accounting principles the financial condition and results of Buyer's operations as of the dates indicated and for the periods covered thereby. Except as disclosed by, or reserved against in, its most recent balance sheet included in the Financial Statements, Buyer did not have as of the date of such balance sheet any
liability  or  obligation,   whether  accrued,  absolute,  fixed  or  contingent
(including, without limitation, liabilities for taxes or unusual forward or long-term commitments), which was material to Buyer's business, results of operations or financial condition and which is required to be disclosed on, or reserved against in, a balance sheet. Buyer has received no notice of any fact which may form a basis for any claim by a third party which, if asserted, could result in a material liability affecting Buyer not disclosed by or reserved against in Buyer's most recent balance sheet. From the date of the most recent balance sheet included in the Financial Statements to and including the date hereof, (i) Buyer's business has been operated only in the ordinary course, (ii) Buyer has not sold or disposed of any assets other than in the ordinary course of business, (iii) there has not occurred any material adverse change or event in Buyer's business, operations, assets, liabilities, financial condition, or results of operations compared to the business, operations, assets, liabilities, financial condition, or results of operations reflected in the Financial Statements, and (iv) there has not occurred any theft, damage, destruction, or loss which has had a material adverse effect on Buyer.

                  5.8 Tax Returns and Other Reports. Buyer has duly and timely filed in proper form all federal, state, local, and foreign, income, franchise, sales, use, property, excise, payroll, and other tax returns and other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority, and, to the extent applicable, has paid or made provision for payment of all taxes, fees, and assessments of whatever nature including penalties and interest, if any, which are due with respect to any aspect of its business or any of its properties. Except as set forth on Schedule


                                                          REGISTRATION STATEMENT
                                                                     Page II-180

8, there are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any relevant tax return.

                  5.9 Transfer Taxes. There are no sales, use, transfer, excise, or license taxes, fees, or charges applicable with respect to the transactions contemplated by this Agreement.

                  5.10  Litigation  and  Violations.  Except  as  set  forth  on
Schedule 8, there are no suits, claims, grievances, actions, proceedings, or governmental investigations pending or, to Buyer's best knowledge, threatened against or affecting Buyer which (i) seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or (ii) might have a material adverse effect on Buyer's financial position or results of operations. Buyer is not in violation of any term of any judgment, decree, injunction, or order to which it is subject, which violation could have a material adverse effect on the financial position or results of operations of Buyer.

                  5.11 Disclosure. No written statement in this Agreement or in any agreement or other document delivered pursuant to this Agreement by or on behalf of Buyer contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  5.12 Investment Company. Buyer is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended ("Act"), and Buyer has not relied on rule 3a-2 under the Act as a means of excluding it from the definition of an "investment company" under the Act at any time within the three (3) year period preceding the Closing Date.

                  5.13 No Finders or Brokers. Neither Buyer nor any of its Affiliates have entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Company to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

                  5.14 No Insolvency. As of even date and as of the Closing Date, Buyer is not and shall not be insolvent.

Section 6                Conduct Prior to Closing

                  6.1 Operation in Ordinary Course. Companies shall continue to operate the CATV Business prior to the Closing Date in the ordinary course as presently operated and in accordance with its 1996 budget, including their ordinary level of maintenance capital expenditures, unless otherwise agreed by Buyer, including, without limitation, payment of all expenses in a timely manner consistent with prior business


                                                          REGISTRATION STATEMENT
                                                                     Page II-181
practices without accelerating or delaying any payments, maintaining business books, records, and files all in accordance with past practices, consistently applied, and maintaining the Assets (including maintenance of the inventories of spare equipment and parts listed on Schedule 5), and continuing to implement procedures for disconnection and discontinuance of service to Subscribers whose accounts are delinquent or past due, in accordance with current practice and policy as of the date of this Agreement. Without limiting the generality of the foregoing, Companies agree that Companies, or anyone acting on Companies' behalf, shall not, without Buyer's prior written consent, (i) enter into or modify any material agreement, contract, or commitment which, if entered into prior to the date of this Agreement, would be required to be disclosed on any Schedule to this Agreement, (ii) place or permit to exist any lien, encumbrance, security interest, claim or charge of any kind against the Assets or the Assets,
(iii) enter into or continue any discussions, negotiations or contracts relating to the sale, assignment, or transfer any Assets of the Companies or the CATV Business, (iv) commit any act or omit to do any act which would cause a breach of any CATV Instrument or Company Contract or permit any amendment to or cancellation of any CATV Instrument or Company Contract, (v) commit any violation of any law, statute, rule, governmental regulation or order, (vi) change the rate charged for Basic CATV Service or Pay TV or add or delete any program service. Company shall maintain insurance on the CATV Business and the Assets until the Closing Date consistent with past practice and policy, and Companies shall bear all risk of loss on or prior to Closing with respect to the CATV Business and the Assets as a result of any loss, claim, casualty, or calamity.


                  6.2 Agents. Companies agree that Buyer's designated agent shall be included in all material business discussions regarding Companies' conduct of their affairs.

                  6.3 Franchise Extensions. At Buyer's option, Companies shall cooperate with Buyer in seeking the extension of any franchises expiring prior to December 31, 2000.

                  6.4 Company Contracts.  All Company Contracts are described on
Schedule 3 or Schedule 10. Complete and correct copies of all Company n of this Agreement. Any party shall have 10 days after receipt to review such completed Schedules and due diligence materials and to notify the applicable party of any problems or concerns arising as a result of such review. If Companies and Buyer are unable to resolve any such problems or concerns by negotiating a mutually satisfactory modification to this Agreement, the objecting party shall have the right to terminate this Agreement within 10 days after notifying the other parties of such problems or w Buyer Securities. Buyer shall not issue or enter into any agreement to issue any additional securities, warrants or options (other than stock options issued in the ordinary course of business pursuant to its stock option plan) to purchase securities prior to the Closing, except (i) for the proposed issuance of Two Million (2,000,000) shares of Buyer's Class A Common Stock to MCI Telecommunication Corporation ("MCI") for Thirteen Million and


                                                          REGISTRATION STATEMENT
                                                                     Page II-182
no/100 Dollars ($13,000,000.00), (ii) the possible acquisition of the ongoing cable television business and cable television systems of Rock Associates, Inc., for One Million Five Hundred Thirty Eight Hundred Thousand (1,538,000) shares of Buyer's Class A Common Stock and (iii) the possible acquisition of the ongoing cable television business and cable television systems of Prime Cable of Alaska, L.P. ("Prime"), for not more than Eleven Million Eight Hundred Thousand (11,800,000) shares of GCI's Class A Common Stock and (iv) the issuance of shares in connection with any other purchase of up to $1,500,000.00. Neither Buyer nor anyone acting on Buyer's behalf shall enter into or continue any discussions, negotiations or contracts relating to the sale of all or any portion of its assets or equity, except in the ordinary course of business.

                  6.5 No New Buyer Securities. Buyer shall not issue or enter into any agreement to issue any additional securities, warrants or options (other than stock options issued in the ordinary course of business pursuant to its stock option plan) to purchase securities prior to the Closing, except (i) for the proposed issuance of Two Million (2,000,000) shares of Buyer's Class A Common Stock to MCI Telecommunication Corporation ("MCI") for Thirteen Million and no/100 Dollars ($13,000,000.00), (ii) the possible acquisition of the ongoing cable television business and cable television systems of Rock Associates, Inc., for One Million Five Hundred Thirty Eight Hundred Thousand
(1,538,000) shares of Buyer's Class A Common Stock and (iii) the possible acquisition of the ongoing cable television business and cable television systems of Prime Cable of Alaska, L.P. ("Prime"), for not more than Eleven Million Eight Hundred Thousand (11,800,000) shares of GCI's Class A Common Stock and (iv) the issuance of shares in connection with any other purchase of up to $1,500,000.00. Neither Buyer nor anyone acting on Buyer's behalf shall enter into or continue any discussions, negotiations or contracts relating to the sale of all or any portion of its assets or equity, except in the ordinary course of business.

                  6.6 Employees. Companies shall use their best efforts to preserve its relationship with its employees and to pay to those employees all salaries, commissions, and other compensation to which they are entitled for services rendered prior to the Closing Date.

                  6.7 Access to Premises and Records. The parties shall cause Companies and Buyer to give to the parties and their representatives full access at reasonable times to (i) all the premises and books and records of the CATV Business and to all of the Assets and (ii) Buyer's premises, books and records, and each shall furnish to the parties and their representatives all information regarding the business and properties of Companies and Buyer as shall from time to time reasonably requested. Furthermore, Buyer shall be given the opportunity to perform a field audit of Companies' accounts with Companies' cooperation prior to Closing. Buyer agrees that it will exercise this right of access solely for the purposes of completing its investigation in connection with this Agreement and that the confidentiality of any data or information acquired by Buyer in connection with this transaction shall be maintained by Buyer and its



                                                          REGISTRATION STATEMENT
                                                                     Page II-183
representatives in accordance with Section 18.17. Without limiting Buyer's rights of access stated above, Companies shall permit Buyer and/or such agents or experts as Buyer shall designate, full access to the Real Property or any of it and all records concerning the Real Property during reasonable business hours for purposes of such independent investigation Buyer shall desire to conduct. At Buyer's sole option, such investigation may include testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property as Buyers or Buyer's agents or experts shall deem necessary to determine or confirm the environmental condition of the Real Property. Performance of such an inspection or review shall not in any way modify or otherwise affect Buyer's rights or Companies' obligations under this Agreement, including but not limited to Companies' representations and warranties in
Section 3.16 above.

                  6.8 Existing Relationships. Companies shall use their best efforts to preserve the CATV Business as a going concern and to preserve existing relationships with the APUC, and its suppliers, customers, and others having business dealings with Companies, unless Buyer requests otherwise. Buyer shall use its best efforts to preserve its business as a going concern and to preserve its existing relationships with suppliers, customers and others having business dealings with it.

                  6.9 Required Consents. Companies and Buyer agree to cooperate and use their reasonable commercial efforts to obtain all Required Consents in a form and upon terms and conditions satisfactory to Buyer. Companies will afford Buyer the opportunity to review, approve, and revise the form of Required Consents prior to delivery to any consenting party. Nothing contained herein shall be deemed to require Buyer to undertake any extraordinary or unreasonable measures to obtain such Required Consents, including, without limitation, the initiation or prosecution of legal proceedings, or agreeing to change any terms of any CATV Instruments or Company Contracts.

                  6.10 Compliance with CLI Standards. No later than thirty (30) days after execution of this Agreement, representatives of Buyer and Company shall jointly inspect the CATV Systems to determine if the CATV Systems are in compliance with the CLI standards under applicable FCC rules and regulations ("CLI Standards"). If the CATV Systems or any portion thereof are not in material compliance with CLI Standards, Buyer shall not be required to consummate the transactions contemplated by this Agreement.

                  6.11 MDU Agreements. Companies represent and warrant that no written permanent easement agreements have been granted to Companies from any MDU property owners.

                  6.12 Public Announcements. Companies acknowledge and agree that Buyer shall make all press releases it deems necessary under the securities law, rules and regulations, however, except as may be required by applicable law or regulation, neither Buyer nor Companies shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby


                                                          REGISTRATION STATEMENT
                                                                     Page II-184
without the prior written consent of the other parties, which consent shall not be unreasonably withheld and shall be promptly given. Buyer and Company shall provide all parties with copies of press releases in advance of publication.

                  6.13 Due Diligence. Within 10 days after the date of execution of this Agreement, the parties agree to deliver fully completed Schedules and all due diligence materials requested by any party prior to the execution of this Agreement. Any party shall have 10 days after receipt to review such completed Schedules and due diligence materials and to notify the applicable party of any problems or concerns arising as a result of such review. If Companies and Buyer are unable to resolve any such problems or concerns by negotiating a mutually satisfactory modification to this Agreement, the objecting party shall have the right to terminate this Agreement within 10 days after notifying the other parties of such problems or concerns and no party shall have any further obligations hereunder.

                  6.14 Correction of any Noncompliance Prior to Closing. Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that further investigation is required to determine whether the representations and warranties contained in Sections 3.15, 3.16, 3.17, 3.18 and
3.25 are true and correct as of the date of execution of this Agreement. To the extent that the parties determine that any such representation and warranty is not true and correct as of the date of execution of this Agreement, the parties intend that Companies shall take whatever action is necessary to assure that such representations and warranties are true and correct as of the Closing Date and the fact that such representations and warranties were not true and correct as of the date of execution of this Agreement shall not be deemed to be a breach of this Agreement. With respect to any filings and associated payments required to be made by Company in order to make the representations and warranties contained in Sections 3.24, 3.25 and 3.27 true and correct, copies of such filings indicating the filing date with the FCC, the APUC, or Copyright Office, as appropriate, shall be delivered to Buyer at least ten (10) days prior to the Closing Date.

                  6.15 Leased Equipment. Companies shall deliver title to the Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing, except for those encumbrances set forth on Schedule 7.

                  6.16 Estoppel Certificates, Nondisturbance Agreements and Franchise Renewals.
                           6.16.1  Each  Company  will use its best  efforts  to
obtain, at its expense, such estoppel certificates or similar documents from lessors and other Persons who are parties to Company Contracts as Buyer may request.

                           6.16.2  Each  Company  shall use its best  efforts to
obtain with respect to each lease of Real Property set forth on Schedule 6, (i) if such lease is


                                                          REGISTRATION STATEMENT
                                                                     Page II-185
identified by Buyer as being subordinate to the rights of any holder of an Encumbrance on the affected leased premises securing an obligation of the owner of the fee interest in such leased premises, a nondisturbance and attornment agreement substantially to the effect of Exhibit B (mortgagor), executed by each holder of such an Encumbrance; and if such lease is a sublease, a nondisturbance and attornment agreement substantially to the effect of Exhibit B (landlord), executed by the landlord under the prime or master lease; (ii) for each lease that has not been recorded in the public records, execution of a document suitable for recording in the public records and sufficient after recording to constitute a memorandum of lease.

                           6.16.3  Each  Company  will use its best  efforts  to
obtain, and will cooperate with Buyer to obtain, renewals or extensions, at the option of Buyer, of any franchises which expire prior to December 31, 2000 ("Extended Franchises"), for terms running at least ten (10) years after the Closing Date and upon other terms and conditions satisfactory to Buyer.

                           6.16.4 Each  Company  will execute and deliver to the
appropriate Governmental Authority, the FCC Forms 394 prepared by Buyer with respect to each franchise as to which such Form 394 is required within two Business Days after it receives each such Form 394 from Buyer.

                  6.17 Title Commitments and Surveys.

                           6.17.1 After the execution of this  Agreement,  Buyer
will order at Buyer's expense (a) commitments for owner's title insurance policies on all Real Property owned by Company and on easements which provide access to each such parcel of real property, (b) commitments for lessee's title insurance policies for all Real Property leased by such Company which is used for headend or tower sites and on easements which provide access to each such site and (c) an ALTA survey (including such items on Table A of the Minimum Standard Detail Requirements and Classifications thereto that Buyer in its reasonable judgment determines are desirable or necessary) on each parcel of Real Property for which a title insurance policy is to be obtained. The title commitments will evidence a commitment to issue an ALTA title insurance policy insuring good, marketable and indefeasible fee simple (or leasehold, if applicable) title to each parcel of the Real Property, subject only to Permitted Encumbrances, for such amount as Buyer directs and will contain no exceptions except for items which in Buyer's reasonable opinion do not adversely affect (other than in an immaterial way as to any individual parcel) the good, marketable and indefeasible title to or Buyer's access or quiet use or enjoyment of such Real Property in the manner the Real Property is presently used or in the normal conduct of the Business. At the Closing, Companies will cause Buyer to receive, at Buyer's expense, title commitments re-dated to the date and time of Closing. In the event Companies have not eliminated or caused to be eliminated all unacceptable exceptions from such policies or commitments prior to Closing, and Buyer elects to


                                                          REGISTRATION STATEMENT
                                                                     Page II-186
proceed with the Closing, Buyer will be entitled to indemnification with respect to such exceptions as provided in Section 16.2.

                           6.17.2 Title insurance  policies on all Real Property
in such amounts as Buyer directs will be delivered to Buyer at Buyer's expense within 30 days after the Closing Date evidencing title to the Real Property vested in Buyer consistent with the commitments delivered at the Closing pursuant to Section 8.18.

                  6.18  HSR  Notification.  As soon  as  practicable  after  the execution of this Agreement, but in any event no later than 45 days after such execution, Companies and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and each such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. Company and Buyer shall use their respective reasonable best efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, Buyer shall not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates, if Buyer determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of Buyer or any of its Affiliates having significant assets, net worth, or revenue. Notwithstanding anything to the contrary in this Agreement, if Buyer, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, Buyer may terminate this Agreement. Within 10 days after receipt of a statement therefor, Company will reimburse Buyer for one-half of the filing fees payable by Buyer in connection with Buyer's filing under the HSR Act.

                  6.19 No Shopping. None of Companies, their shareholders or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to or (c) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

                  6.20 Notification of Certain Matters. Companies will promptly notify Buyer of any fact, event, circumstance or action (a) which, if known on the date of this



                                                          REGISTRATION STATEMENT
                                                                     Page II-187

Agreement, would have been required to be disclosed to Buyer pursuant to this Agreement or (b) the existence or occurrence of which would cause any of Companies' representations or warranties under this Agreement not to be correct and complete.

                  6.21 Risk of Loss; Condemnation.

                           6.21.1  Companies  will  bear the risk of any loss or
damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of a System or the replacement or restoration of the lost or damaged property within 20 days after the occurrence of the event resulting in such loss or damage, Companies will immediately notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Company either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with terms of this Agreement or (ii) terminate this Agreement. If Buyer elects so to terminate this Agreement, Buyer and Companies will be discharged of any and all obligations hereunder. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Companies on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Companies to Buyer, or the rights to such proceeds will be assigned by Companies to Buyer if not yet paid over to Company, and Company will pay to Buyer an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets.

                           6.21.2 If, prior to the Closing, any material part of
or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Companies or Buyer that it intends to condemn all or any material part of the Assets (either such event, a "Taking"), then Buyer may terminate this Agreement. If Buyer does not elect to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Companies, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Companies will be relieved of their obligations to convey to Buyer the Assets or interests that are the subject of the Taking, (c) at the Closing, Companies will assign to Buyer all of Companies' rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Companies with respect to the Taking and (d) following the Closing, Company will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

                  6.22 Lien and Judgment Searches. Buyer will obtain at Buyer's expense, (a) the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county


                                                          REGISTRATION STATEMENT
                                                                     Page II-188
where there exist tangible Assets, and in the state and county where Companies' principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company and (b) the results of a search of the dockets of the clerk of each federal and state court sitting in the city, county or other applicable political subdivision where the principal office or any material assets of Companies may be located, with respect to judgments, orders, writs or decrees against or affecting Companies or any of the Assets.

                  6.23 Transfer Taxes. Buyer and Companies will be responsible for one half of the payment of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transfer of any of the Assets pursuant to this Agreement.

                  6.24 Letter to Programmers. Not later than 30 business days before the Closing Date, Companies will transmit a letter in the form of Exhibit H to all programmers from which Companies purchase programming.

                  6.25 Updated Schedules. Not less than five business days prior to Closing, Companies will deliver to Buyer revised copies of Schedules 1 through 10 which shall have been updated and marked to show any changes occurring between the date of this Agreement and the date of delivery; provided, however, that for purposes of Companies' representations and warranties and covenants in this Agreement, all references to the Schedules will mean the version of the Schedules attached to this Agreement on the date of signing, and provided further that if the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets, Buyer, at or before Closing, will have the right (to be exercised by written notice to Companies) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

                  6.26 Use of Companies' Names. Buyer may continue to operate the Systems using all the names currently being utilized by the CATV business and all derivations and abbreviations of such names and related marks. Within eighteen (18) months after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in subscriber homes or properties, or as are used in a similar fashion making such removal or discontinuation impracticable for Buyer.

                  6.27 Subscriber  Billing  Services.  Companies will provide to
Buyer at no cost, upon request, access to and the right to use its billing system computers, software and related fixed assets ("Transitional Billing Services") in connection with the System


                                                          REGISTRATION STATEMENT
                                                                     Page II-189
acquired by Buyer for a period of up to 30 days following the Closing to allow for conversion of existing billing arrangements. Buyer will promptly notify Companies as to whether it desires Transitional Billing Services from Companies.

                  6.28 Satisfaction of Conditions. Each party will use its best efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 17, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

Section 7                 Closing

                  The Closing shall occur at Sherman and Howard's offices at 633 Seventh Street, Suite 3000, Denver, Colorado 80202, at 10:00 a.m. local time, on such date acceptable to Companies and Buyer within ten (10) business days after all conditions to Closing contained in this Agreement have been met, or at such different place, time, or date as may be agreed by Companies and Buyer. Until the Closing or earlier termination of this Agreement, the parties shall cooperate fully by exchanging information upon reasonable request and in all other reasonable ways to enable all parties to prepare for the Closing and to determine whether the conditions to the Closing have been satisfied. Any of Buyer or Companies may terminate this Agreement upon written notice to the others if the Closing hereunder has not occurred by October 31, 1996, or, if the Alaska Public Utilities Commission's consent shall not have been obtained by such date, then at Buyer's or Companies' option, no later than December 31, 1996, and the parties shall thereupon be relieved of any further obligation hereunder; provided, however, if a party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby, such party shall not be entitled to terminate this Agreement under this Section 7. The Closing Date may be further extended by mutual consent of the parties.

Section 8                 Deliveries by Companies at Closing

                  At Closing, Companies shall deliver to Buyer:

                  8.1 the Bills of Sale for the Assets in the form attached as Exhibit A.


                  8.2 a general warranty deed in a form reasonably acceptable to Buyer (and complying with applicable state laws) with respect to each parcel of owned Real Property, duly executed and acknowledged and in recordable form, warranting good and clear record and marketable and indefeasible fee simple title to such Real Property against all persons claiming by, through or under Company, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in Section 6.17.1 to Buyer with respect to such Real Property;



                                                          REGISTRATION STATEMENT
                                                                     Page II-190

                  8.3 an Assignment of Company Contracts in the form attached as Exhibit C;

                  8.4 one or more Assignments of Leases in the form attached as Exhibit D and, if requested by Buyer, short forms or memoranda of such Assignments in recordable form;

                  8.5 a memorandum  of lease for each lease  described in clause
(ii) of Section 6.16.2;

                  8.6 with  respect  to each  lease  described  in clause (i) of
Section 6.16.2 a nondisturbance agreement in the appropriate form attached as Exhibit C;

                  8.7 a Non-Compete Agreement signed by Companies, Alaskan Cable Network, Inc., Alaskan Cable Network/Juneau Holding, Inc. and Jack Kent Cooke Incorporated, the shareholder of all Companies' stock ("Owner") in the form attached as Exhibit G;

                  8.8 affidavits of Companies, under penalty of perjury, that each such Company is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Buyer is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act in the form attached as Exhibit I; and

                  8.9 motor vehicle title certificates and such other transfer instruments as Buyer may deem necessary or advisable to transfer the Assets to Buyer and to perfect Buyer's rights in the Assets.

                  8.10 incumbency and specimen signature certificates, dated the Closing Date, from each Company with respect to the officers or managers of such Company executing this Agreement and any other document delivered hereunder by or on behalf of Company;

                  8.11 a certificate of each Company, dated the Closing Date, signed by a proper officer of such Company certifying that (A) except (1) as a result of the taking by any person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified earlier date, all of the representations and warranties of such Company in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and (B) such Company has performed and complied in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements, or conditions shall have been waived by Buyer at or before the Closing Date;


                                                          REGISTRATION STATEMENT
                                                                     Page II-191

                  8.12 a certified copy of resolutions of the boards of directors, and if necessary, the shareholders, as applicable, of each Company authorizing the execution and delivery by each Company of this Agreement and any other agreements executed by each Company pursuant hereto, and the performance of the obligations of each Company hereunder and thereunder;

                  8.13 an opinion of each Companies' counsel, dated the Closing Date, covering matters customary with respect to the transactions contemplated by this Agreement, in form and substance satisfactory to Buyer;

                  8.14 an opinion of special communications, FCC counsel to Company, dated the Closing Date, covering matters customary with respect to the APUC and FCC aspects of the transactions contemplated by this Agreement, in the form and substance satisfactory to Buyer;

                  8.15 releases or terminations, in form and substance reasonably satisfactory to Buyer, of all Security Interests with respect to the Assets and all financing statements or other instruments with respect thereto except for the Permitted Encumbrances described in Schedule 7;

                  8.16 to the extent in the possession of Companies or their agents, all contracts not terminated pursuant to this Agreement, all unexpired warranties, any leases of personal property, any business and other licenses and permits related to Company or the CATV Business;

                  8.17 to the extent in the possession of Companies or their agents, all blueprints, schematics, drawings, maps, system design bill of materials, engineering and technical data related to the Assets or the CATV Business;

                  8.18 the title policies referred to in Section 6.17;

                  8.19 tax, judgment, and lien searches of the relevant public records dated no more than fifteen (15) days prior to Closing, or dated as of such other date acceptable to Buyer and Companies, indicating all Security Interests against the Assets, the Assets, the CATV Systems, or the CATV Business;

                  8.20 Schedules 1-10 which have been updated to reflect any material changes from the date of execution of this Agreement to the Closing Date; provided, however, that if any such change has a material adverse effect on the condition, financial or otherwise, of Companies or the CATV Business, Buyer shall have the right to terminate this Agreement with no further obligations to Company hereunder.

                  8.21 Guaranty. Contemporaneously with the signing of this Agreement, Companies are causing Owner to deliver the Guaranty in the form of Exhibit F.


                                                          REGISTRATION STATEMENT
                                                                     Page II-192

                  Drafts of each of the items listed in this Section 8 shall be delivered by Companies to Buyer within a reasonable time prior to Closing for Buyer's review and approval.

Section 9                Deliveries by Buyer at Closing

                  At Closing, Buyer shall deliver to Companies:

                  9.1 the certificates evidencing the GCI Shares free and clear of all Security Interests;


                  9.2 a certificate of good standing of Buyer issued by the Commissioner of Commerce and Economic Development of Alaska dated not more than sixty (60) days prior to closing, but delivered to Companies not more than thirty (30) days prior to Closing;

                  9.3 an incumbency and specimen signature certificate, dated the Closing Date, with respect to the officers of Buyer executing this Agreement and any other document delivered hereunder by or on behalf of Buyer;

                  9.4 a certificate of Buyer, dated the Closing Date, signed by a proper officer of Buyer certifying that
                           (A) except (1) as a result of the taking by any person of any action contemplated under this Agreement or (2) insofar as any representation or warranty relates to any specified earlier date, all of the representations and warranties of Buyer in this Agreement are true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and
                           (B) Buyer has performed and complied in all material respects with all of its covenants and agreements set forth in, and satisfied in all material respects all conditions required to be satisfied by it pursuant to, this Agreement except as such covenants, agreements or conditions shall have been waived by Company at or before the Closing Date; and

                  9.5 a certified copy of resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement and any other agreements executed pursuant hereto, and the performance of the obligations of Buyer hereunder and thereunder.



                                                          REGISTRATION STATEMENT
                                                                     Page II-193

Section 10                Conditions to Obligations of Buyer

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject, at Buyer's option, to fulfillment of each of the following conditions as of the Closing Date:

                  10.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Companies contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Companies, and Companies shall have performed and complied in all material respects with all of its covenants and agreements set forth herein and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.


                  10.2 Deliveries Complete. All documents required to have been delivered by Company to Buyer and all actions required to have been taken by Companies, at or prior to the Closing Date, shall have been delivered or taken.

                           10.2.1  Companies  have  executed  (or  caused  to be
executed) and delivered to Buyer the items set forth in Section 8.

                           10.2.2   Companies  have  delivered  to  Buyer:   (a)
evidence, in form and substance satisfactory to Buyer, that all of the Required Consents have been obtained or given and are in full force and effect; and (b) to the extent obtained, the estoppel certificates or similar documents described in Section 6.16.

                           10.2.3 The Extended  Franchises have been obtained on
terms and conditions satisfactory to Buyer.

                           10.2.4  Companies  have delivered  releases,  in form
satisfactory to Buyer, of all Encumbrances affecting any of the Assets (other than Permitted Encumbrances).

                           10.2.5  Buyer  has   received  the  title   insurance
commitments described in Section 6.17.

                  10.3 No Adverse Change. No material adverse change in the CATV Business or the Assets shall have occurred (other than changes which affect the United States CATV industry considered as a whole). The CATV Business shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially


                                                          REGISTRATION STATEMENT
                                                                     Page II-194
and adversely affects the CATV Business or the Assets, whether or not covered by insurance; provided, however, that if Company has repaired at its expense all damage caused by any loss, casualty, or calamity prior to the Closing to Buyer's reasonable satisfaction, the condition set forth in this Section 10.3 shall be deemed satisfied.

                  10.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Buyer to realize the benefits of the transactions contemplated herein.

                  10.5 Inspection. Within sixty (60) days of this Agreement, the results and findings of a due diligence inspection of the Assets and CATV Business by Buyer shall be satisfactory to Buyer in its reasonable discretion, and the condition of the Assets and CATV Business shall be as represented by Companies herein and as otherwise disclosed to Buyer prior to the date hereof.

                  10.6 Cash Flow. As of the Closing Date, Companies' twelve (12) month trailing Operating Cash Flow shall be no less than Seven Million Five Hundred Thousand and no/100 Dollars ($7,500,000.00).

Section 11               Conditions to Obligations of Companies

                  The obligation of Company to consummate the transactions contemplated by this Agreement shall be subject, at Companies' option, to fulfillment of each of the following conditions as of the Closing Date:

                  11.1 Accuracy of Representations and Compliance with Conditions. All representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects when made and, except (a) as a result of the taking by any person of any action contemplated hereby or (b) insofar as any representation or warranty specifically relates solely to an earlier date in which case it shall be true and accurate in all material respects as of such earlier date, shall be true and accurate in all material respects as of the Closing Date, as though such representations and warranties were then made by Buyer, and Buyer shall have performed and complied in all material respects with all of its covenants and agreements set forth herein, and satisfied in all material respects all conditions required to be satisfied by it pursuant to this Agreement at or before the Closing Date.

                  11.2 Deliveries Complete. All documents required to have been delivered by Buyer to Company and all actions required to have been taken by Buyer, at or prior to the Closing Date, shall have been delivered or taken.



                                                          REGISTRATION STATEMENT
                                                                     Page II-195

                  11.3 No Adverse Change. No material adverse change in Buyer's business shall have occurred (other than changes which affect the United States telephone industry considered as a whole). Buyer's business operations shall not have suffered, on or prior to Closing, any loss, claim, casualty, or calamity which materially and adversely affects Buyer, whether or not covered by insurance; provided, however, that if Buyer has repaired at its expense all damage caused by any loss, casualty, or calamity prior to the Closing to Companies' reasonable satisfaction, the condition set forth in this Section 11.3 shall be deemed satisfied.

                           11.3.1 Buyer has executed and  delivered to Companies
an Assignment in the form attached as Exhibit D.

                  11.4 Restraint of Proceedings. No action, proceeding, or investigation shall have been instituted or threatened, on or prior to Closing, to set aside or modify the authorization of the transactions contemplated by this Agreement or to enjoin or prevent its consummation or which would materially impair the ability of Companies to realize the benefits of the transactions contemplated herein.

Section 12                Conditions to Both Parties' Obligations

                  12.1 Consents. All Required Consents or waivers thereof shall have been obtained and shall be in full force and effect as of the Closing Date.

                  12.2 No Governmental Action. No investigation, action, or proceeding shall have been commenced by the Department of Justice or the Federal Trade Commission or any other governmental entity challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement and neither Buyer nor Company shall have been notified of a present intention by the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice, the Director of the Bureau of Competition of the Federal Trade Commission or any governmental entity (or their respective designees) to commence, or recommend the commencement of, such an investigation, action, or proceeding.

                  12.3 Waiver of Conditions. Any party may waive in writing any or all of the conditions to its obligations under this Agreement.

Section 13                Transactions Subsequent to Closing

                  13.1 Further Actions. At any time and from time to time after the Closing, each party hereto agrees, at its own expense (except as otherwise provided herein), to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.


                                                          REGISTRATION STATEMENT
                                                                     Page II-196

                  13.2 COBRA Benefits. Companies shall comply with all requirements of COBRA and shall provide continuation coverage for all Employees of Companies terminated prior to the Closing Date who elect such continuation coverage under group health plan which will continue in effect after the Closing Date.

Section 14                Registration Rights Agreement

                  The distribution to and, to the extent required, subsequent resales or distributions by Owner of the GCI Shares will be registered under the Securities Act of 1933, as amended, upon the terms and conditions set forth in the Registration Rights Agreement, the form of which is attached hereto as Exhibit A, which is hereby incorporated by reference. All expenses in connection with any registration (other than underwriting discounts, selling commissions, costs of sale, and expenses of counsel to Owner) and keeping any prospectus current will be paid by Buyer.

Section 15                Agreement Not to Compete.

                  15.1 Agreement. Companies, ACNF, ACNJ and Owner shall provide to Buyer at Closing an executed Non-Compete Agreement in the form attached to this Agreement as Exhibit G, the terms and conditions of which are hereby incorporated by reference.


                  15.2 Breach of Agreement. If this Section 15 is breached or threatened to be breached, the parties expressly consent that, in addition to any other remedy Buyer may have, Buyer may apply to any court of competent jurisdiction for injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

                  15.3 Enforceability. If any provision of this Section 15 is determined to be unreasonable or unenforceable, such provision and the remainder of this Section 15 shall not be declared invalid but rather shall be modified and enforced to the maximum extent permitted by law.

Section 16           Survival of Representations and Warranties; Indemnification

                  16.1 Survival. Except as otherwise provided, the representations, warranties, and covenants and related indemnity agreements contained in or made pursuant to this Agreement (including the Exhibits and Schedules) by Buyer and by Companies shall survive the Closing and shall terminate on the third anniversary of the Closing Date. Notwithstanding the preceding provisions of this Section 16.1, the representations, warranties, and covenants (and related indemnities) in Sections 3.15, 3.16, 3.17, 3.18 and 3.25 shall survive the Closing for the period of sixty (60) days after the expiration of the relevant statute of limitations for claims related thereto. The


                                                          REGISTRATION STATEMENT
                                                                     Page II-197
representations and warranties relating to the ownership of the Assets shall continue in full force and effect without limitation.

                  16.2 Indemnity by Companies. Companies agree to indemnify, defend, and hold harmless Buyer and its officers, directors, Affiliates, employees, attorneys, agents and shareholders (the "Buyer's Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, losses, damages, settlements, liabilities and expenses (including, without limitation, reasonable legal fees and expenses of attorneys chosen by the Buyer's Indemnitees), whether or not disclosed in, or on any Schedule to, this Agreement (collectively, "Losses"), as and when incurred arising out of or based upon (1) any breach of any representation, warranty, covenant, or agreement of Companies contained in this Agreement or in any other agreement executed and delivered by Companies hereunder or in connection herewith, or (2) the ownership of the Assets or the conduct of the CATV Business or any other matters relating to the business of Companies for the period prior to the Closing Date, including, without limitation, any actions taken by Companies prior to the Closing Date but which do not become effective until after the Closing Date. The liability of each seller under any indemnity for breach by such seller of a representation, warranty or covenant shall be limited to an amount (or number of GCI Shares, if still held by such seller) not to exceed the value of the consideration received by such Seller under this Agreement and shall pro rata among the sellers based upon the amount of consideration received by them in the transaction.

                  16.3 Indemnity by Buyer. Buyer agrees to indemnify, defend, and hold harmless Companies and its managers, officers, directors, Affiliates, employees, attorneys, agents and shareholders ("Sellers' Indemnitees") against and in respect of any Losses as and when incurred arising out of or based upon
(1) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other agreement executed and delivered by Buyer hereunder or in connection herewith; or (2) the conduct of the CATV Business or any other matters relating to the business of Company for the period on and after the Closing Date.

                  16.4 Defense of Claims. No right to indemnification under this
Section 16 shall be available to any of Buyer's Indemnitee or Sellers' Indemnitee (the "Indemnified Party") unless such Indemnified Party shall have given to the party obliged to provide indemnification of such Indemnified Party ("Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly after receipt of knowledge by officers or management personnel of the Indemnified Party of the facts upon which such claim is based; provided, however, that the failure of any Indemnified Party to so notify the Indemnitor shall not relieve the Indemnitor from any indemnification liability it may have except to the extent that failure to so notify the Indemnitor materially prejudices the Indemnitor's ability to defend against such claim. Upon receipt by the Indemnitor of the Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may


                                                          REGISTRATION STATEMENT
                                                                     Page II-198
assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor (but in no event shall the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject in its reasonable judgment within ten (10) days of receipt of such notice. The Indemnitor shall have the right, in its sole discretion, to settle any claim for monetary damages for which indemnification has been sought and is available hereunder.

                  16.5 Right to Offset. Sellers and Buyer shall have the option to recoup all or part of its Losses (in lieu of seeking any indemnification therefor to which it is entitled under this Section 16) by notifying the other that it is offsetting the amount of the Share Holdback by the amount of its Losses if the amount of such Losses is determined before such party releases the applicable Share Holdback. The Indemnitee shall notify the Indemnitor of its claim for Losses to be offset against the applicable Share Holdback (including the details forming the basis of such claim) as soon as practically possible after obtaining knowledge of the basis for its claim for Losses to be so offset. If a party disagrees with the asserted claim for Losses to be so offset, the Indemnitee shall be entitled to offset such Losses against the applicable Share Holdback, but the Indemnitee shall release to the Indemnitor the remaining balance of the applicable Share Holdback. An arbitrator shall resolve any dispute between the parties with respect to the Losses offset against the Share Holdback within thirty (30) days, which determination shall be binding and conclusive; provided, however, that if the nature of the disputed claim is not of the type which would normally be determined by a certified public accountant, the parties shall agree within ten (10) days on another person to serve as the arbitrator, or if the parties cannot so agree, the Indemnitee shall select an arbitrator and Indemnitor shall select an arbitrator and the two (2) arbitrators so selected shall select a third arbitrator and such panel of three (3) arbitrators shall resolve the disputed claim for Losses offset against the Share Holdback within thirty (30) days. Nothing contained in this Section 16.5 shall be deemed to limit a party's


                                                          REGISTRATION STATEMENT
                                                                     Page II-199
obligation to indemnify to the extent that the amount to which an Indemnitee is entitled under Section 16 exceeds the amount of the applicable Share Holdback.

                  16.6 Determination of Indemnified Amounts. The indemnification obligations of the parties under this Section 16 shall be subject to the following:

                           16.6.1  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 16 as a result of any Loss suffered by the Indemnified Party shall be reduced to the extent the amount of such Loss is actually offset by the receipt by the Indemnified Party of insurance proceeds pursuant to the terms of the insurance policies, if any, covering such Loss or by the receipt of any recovery by the Indemnified Party from a third party with respect to such Loss.

                           16.6.2  The amount of Losses  required  to be paid by
the Indemnitor to indemnify the Indemnified Party pursuant to this Section 16 as a result of any Loss suffered by the Indemnified Party shall be reduced by the amount of any tax benefit actually realized by the Indemnified Party with respect to such Loss, to the extent such benefit actually offsets such Loss, provided that such reduced amount shall be increased by the amount of any taxes payable by such Indemnified Party as a result of the Indemnitor's payment of such Loss.

                           16.6.3  Amounts  payable by the Indemnitor in respect
of any Losses shall be payable by the Indemnitor and shall bear interest at the rate of ten and one-half percent (10.5%) per annum from the date the Loss for which indemnification is sought were incurred by the Indemnified Party until the date of payment of indemnification by the Indemnitor.

Section 17                Termination

                  17.1 Mutual Consent. This Agreement may be terminated by the written consent of Buyer and Companies. Upon such termination, no party hereto shall have any further liability to the other, except as provided in Section 17.2.

                  17.2 Default by Companies. Buyer shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Companies default in the performance of any material obligation hereunder or if any representation or warranty of Companies materially false, and Companies fail to correct or satisfy such default or falsity within ten (10) days after written notice is given to Companies or such longer period as shall be required to correct or satisfy such default or falsity, provided that Companies promptly and diligently prosecute the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event that Companies' have failed to cure the default within the required period, Buyer shall be entitled to exercise all of its rights in law or in equity by reason


                                                          REGISTRATION STATEMENT
                                                                     Page II-200
of the breach by Companies of this Agreement. If Companies shall breach or threaten to breach any of the provisions of this Agreement, Buyer, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar remedy in order to specifically enforce the provisions of this Agreement. Companies and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Buyer as a result of a breach by Company of any provisions of this Agreement. In the event that Buyer seeks an injunction hereunder, Companies hereby waive any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this Section 17.2, Buyer shall have the right to waive any default by Companies and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

                  17.3 Default by Buyer. Companies shall have the right to terminate this Agreement at or prior to the Closing Date in the event that Buyer defaults in the performance of any material obligation hereunder or if any representation or warranty of Buyer is materially false, and Buyer fails to correct or satisfy such default or falsity within ten (10) days after written notice is given to Buyer or such longer period as shall be required to correct or satisfy such default or falsity, provided that Buyer promptly and diligently prosecutes the cure or satisfaction. If such notice is given within ten (10) days of the Closing Date, the Closing shall be delayed for the number of days to permit the cure of the default but in no event more than thirty (30) days. In the event Buyer has failed to cure the default within the required period, Companies shall be entitled to exercise all of their rights in law by reason of Buyer's breach of this Agreement. If Buyer shall breach or threaten to breach the provisions of Section 18.17 of this Agreement, Companies, in addition to any other remedies available at law, will be entitled to a restraining order, injunction or other similar equitable remedy in order to specifically enforce such provision of this Agreement. Companies and Buyer specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damage which would be suffered and incurred by Companies as a result of a breach by Buyer of the provisions of Section 18.17 of this Agreement. If Companies seek an injunction hereunder, Buyer hereby waives any requirement for the posting of a bond or other security. Notwithstanding anything to the contrary contained in this Section 17.3, Companies shall have the right to waive any default by Buyer and require the transactions contemplated by this Agreement to be consummated on the Closing Date.

Section 18                Miscellaneous

                  18.1 Expenses. Except as otherwise expressly provided in this Agreement, Companies will bear their own expenses, and Buyer will bear its own expenses incident to the negotiation, preparation and consummation of this Agreement and all other agreements executed and delivered by it hereunder or in connection herewith, including all fees and expenses of its or their respective counsel and accountants, whether or not the transactions contemplated hereby or thereby are


                                                          REGISTRATION STATEMENT
                                                                     Page II-201
consummated. Companies shall pay all sales taxes and transfer fees, including FCC filing fees, incurred in connection with this Agreement. Filing fees with respect to any filing mandated by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and any transfer taxes shall be borne equally by Companies and Buyer.

                  18.2 Modification. This Agreement (including the Exhibits and Schedules hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, if any, and may be modified only by a written instrument duly executed by each party hereto.

                  18.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

                  18.4 Right to Specific Performance. Companies acknowledge that the unique nature of the Assets to be purchased by Buyer pursuant to this Agreement renders money damages an inadequate remedy for the breach by Companies of their obligations under this Agreement, and Companies agree that in the event of such breach, Buyer will upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement.

                  18.5 Notice. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given five (5) business days after being mailed by registered or certified mail, return receipt requested, or when received if hand delivered, delivered via overnight messenger service or by facsimile as follows:


                  If to Companies:     Jack Kent Cooke, Inc.
                                       Kent Farms
                                       Middleburg, Virginia 22117
                                       Attention: Stuart A. Haney, House Counsel
                                       Facsimile No.: (540) 687-5615

                  If to Buyer:         General Communication, Inc.
                                       2550 Denali Street
                                       Suite 1000
                                       Anchorage, Alaska 99503
                                       Attention: John M. Lowber, CFO and
                                                  Senior Vice President
                                       Facsimile No.: (907) 265-5676


                                                          REGISTRATION STATEMENT
                                                                     Page II-202
or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days unless otherwise specified.

                  18.6 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  18.7 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Companies and Buyer and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any party without the prior written consent of the others, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Buyer may, without Companies' consent, assign its rights under this Agreement to any Affiliate of Buyer.

                  18.8 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  18.9 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  18.10 Further Actions. Companies and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

                  18.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect at the option of the party for whose benefit such provision was made.

                  18.12 Captions. The Article and Section titles used in this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.



                                                          REGISTRATION STATEMENT
                                                                     Page II-203

                  18.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  18.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Alaska without giving effect to conflict of laws.

                  18.15 Incorporation by Reference. The Exhibits and Schedules attached hereto are an integral part of this Agreement and are incorporated herein by reference.

                  18.16 Construction. This Agreement has been negotiated by Buyer and Companies and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

                  18.17 Confidentiality. The parties will hold and cause their officers, directors, employees, attorneys, investors, accountants, representatives, agents, consultants, and advisors to hold in strict confidence the provisions of this Agreement as well as all information (other than such information as may be publicly available) furnished in connection with the transactions contemplated by this Agreement, except as otherwise required by law, and except as to disclosure to the parties' agents, advisors and financial institutions. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Companies acknowledge that Buyer shall issue press releases regarding the general terms and conditions of the transactions contemplated hereby, as required by the securities disclosure laws, rules and regulations. Buyer shall obtain Companies' consent for such press releases, which consent shall not be unreasonably withheld and shall be promptly given.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                              ALASKAN CABLE NETWORK/FAIRBANKS, INC.


                              By:
                                 Jack Kent Cooke



                             ALASKAN CABLE NETWORK/JUNEAU, INC.



                                                          REGISTRATION STATEMENT
                                                                     Page II-204

                             By: /s/



                             ALASKAN CABLE NETWORK/
                             KETCHIKAN-SITKA, INC.


                             By: /s/


                             GENERAL COMMUNICATION, INC.


                             By /s/
                             John M. Lowber, Senior Vice President


                                                          REGISTRATION STATEMENT
                                                                     Page II-205

                                    EXHIBIT A
                          Registration Rights Agreement

                  This Registration Rights Agreement ("Agreement"),  dated as of
this        day of        ,  1996, is between  General  Communication,  Inc., an
Alaska corporation ("GCI"), and the shareholder ("Owner") of all of the capital stock of Alaskan Cable Network, Inc. ("ACNI").

                                    RECITALS

                           A. Owner has acquired in  aggregate  Two Million Nine
Hundred Twenty-three Thousand Seventy-Seven (2,923,077) shares of GCI's voting Class A common stock, no par value. All such shares of GCI's Class A common stock which Owner now owns and any securities issued in exchange for or in respect to such stock whether pursuant to a stock dividend, stock split, stock reclassification or otherwise are collectively referred to in this Agreement as the "Registrable Shares."

                           B. GCI desires to grant registration  rights to Owner
and any successor or assign of Owner as the holder of all or any portion of the Registrable Shares. Owner and such successors and assigns are referred to in this Agreement as the "Holders," or, individually as a "Holder."

                                    AGREEMENT

                           In  consideration  of the  premises  and  the  mutual
covenants contained in this Agreement, the parties agree as follows:

                           1.          Demand Registration.

                                       (a) GCI hereby  covenants and agrees that
the distribution to Holders of the Registrable Shares, all pursuant to the terms set forth in that Asset Purchase Agreement dated April 15, 1996 ("APA") shall be registered under the Securities Act of 1933, as amended, ("Securities Act") effective upon expiration of the First Lockout Period. To the extent that subsequent resales by Holder are required to be registered, GCI will keep the prospectus that is a part of the registration statement for the Registrable Shares current for a period of at least (2) years. Holder shall covenant (i) not to sell any Registrable Shares during the first ninety (90) day period ("First Lock-Out Period") following the Final Closing Date, and (ii) not to sell more than twenty percent (20%) of the Registrable Shares during the fifty-nine (59) day period ("Second Lock-Out Period") following the First Lock-Out Period. Any and all remaining Registrable Shares may be sold following the Second Lock-Out Period. If Holder may be deemed an affiliate, Holder will have two (2) demand registrations if required to permit resales by Holder.


                                                          REGISTRATION STATEMENT
                                                                     Page II-206

                                       (b)  Upon  receipt  by GCI of a  Holder's
written request for registration, GCI shall (i) promptly notify each other Holder in writing of its receipt of such initial written request for registration, and (ii) as soon as is practicable, but in no event more than sixty (60) days after receipt of such written request, file with the Securities and Exchange Commission ("Commission"), and use its best efforts to cause to become effective, a registration statement under the Securities Act ("Registration Statement") which shall cover the Registrable Shares specified in the initial written request and any other written request from any other Holder received by GCI within twenty (20) days of GCI giving the notice specified in clause (i) hereof.

                                       (c)  If  so   requested   by  any  Holder
requesting participation in a public offering or distribution of Registrable Shares pursuant to this Section 1 or Section 2 of this Agreement ("Selling Holder"), the Registration Statement shall provide for delayed or continuous offering of the Registrable Shares pursuant to Rule 415 promulgated under the Securities Act or any similar rule then in effect ("Shelf Offering"). If so requested by the Selling Holders, the public offering or distribution of Registrable Shares under this Agreement shall be pursuant to a firm commitment underwriting, the managing underwriter of which shall be an investment banking firm selected and engaged by the Selling Holders and approved by GCI, which approval shall not be unreasonably withheld. GCI shall enter into the same underwriting agreement as shall the Selling Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer in underwriting agreements with respect to secondary distributions. GCI, as a condition to fulfilling its obligations under this Agreement, may require the underwriters to enter into an agreement in customary form indemnifying GCI against any Losses (as defined in Section 6) that arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission in the Disclosure Documents (as defined in Section
6) made in reliance upon and in conformity with written information furnished to GCI by the underwriters specifically for use in the preparation thereof.

                                       (d) Each Selling Holder may,  before such
a Registration Statement becomes effective, withdraw its Registrable Shares from sale, should the terms of sale not be reasonably satisfactory to such Selling Holder; if all Selling Holders who are participating in such registration so withdraw, however, such registration shall be deemed to have occurred for the purposes of Section 4 of this Agreement, unless such Selling Holders pay (pro rata, in proportion to the number of Registrable Shares requested to be included) within twenty (20) days after any such withdrawal, all of GCI's out-of-pocket expenses incurred in connection with such registration.

                                       (e)  Notwithstanding  the foregoing,  GCI
shall not be obligated to effect a registration pursuant to this Section 1 during the period starting with the date sixty (60) days prior to GCI's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of equity securities for GCI's account, provided that (i) GCI


                                                          REGISTRATION STATEMENT
                                                                     Page II-207
is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that GCI's estimate of the date of filing on such registration statement is made in good faith, and (ii) GCI shall furnish to the Holders a certificate signed by GCI's President stating that in the Board of Directors' good-faith judgment, it would be seriously detrimental to GCI or its shareholders for a Registration Statement to be filed in the near future; and in such event, GCI's obligations to file a Registration Statement shall be deferred for a period not to exceed six (6) months.

                           2.  Incidental  Registration.   Each  time  that  GCI
proposes to register any of its equity securities under the Securities Act (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under an employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), GCI will give written notice to the Holders of its intention to do so. Each of the Selling Holders may give GCI a written request to register all or some of its Registrable Shares in the registration described in GCI's written notice as set forth in the foregoing sentence, provided that such written request is given within twenty (20) days after receipt of any such GCI notice. Such request will state (i) the amount of Registrable Shares to be disposed of and the intended method of disposition of such Registrable Shares, and (ii) any other information GCI reasonably requests to properly effect the registration of such Registrable Shares. Upon receipt of such request, GCI will use its best efforts promptly to cause all such Registrable Shares intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless the sale is a firmly underwritten public offering and GCI determines reasonably and in good faith in writing that the inclusion of such securities would adversely affect the offering or materially increase the offering's costs. In which case such securities and all other securities to be registered, other than those to be offered for GCI's account, shall be excluded to the extent GCI determines. The number of secondary shares included in such registration shall be shared pro rata by all security holders based upon the amount of GCI's securities requested by such security holders to be sold thereunder. GCI's obligations under this
Section 2 shall apply to a registration to be effected for securities to be sold for GCI's account as well as a registration statement which includes securities to be offered for the account of other holders of GCI equity securities; however, the registration rights granted pursuant to the provisions of this
Section 2 are subject to the registration rights granted by GCI pursuant to (a) the Registration Rights Agreement dated as of January 18, 1991, between GCI and WestMarc Communications, Inc.; (b) the Registration Rights Agreements dated as
of  March  31,  1993,  and                  ,  1996,  both  between  GCI and MCI
Telecommunications  Corporation;  (c) the Registration Rights Agreement dated as
of                       ,  1996,  between  GCI and the owner of Prime  Cable of
Alaska,   L.P.;  and  (d)  the   Registration   Rights  Agreement  dated  as  of
                  , 1996, between GCI and the owners of Alaska Cablevision, Inc.


                                                          REGISTRATION STATEMENT
                                                                     Page II-208

                  In connection with a registration to be effected pursuant to this Section 2, the Selling Holders shall enter into the same underwriting agreement as shall GCI and the other selling security holders, if any, provided that such underwriting agreement contains representations, warranties and agreements on the part of the Selling Holders that are not substantially different from those customarily made by selling security holders in underwriting agreements with respect to secondary distributions.

                  If, at any time after giving notice of GCI's intention to register any of its securities under this Section 2 and prior to the effective date of the registration statement filed in connection with such registration, GCI shall determine for any reason not to register such securities, GCI may, at its election, give notice of such determination to Holders and thereupon will be relieved of its obligation to register the Registrable Shares in connection with such registration.

                           3. Expenses of  Registration  and Sale. GCI shall pay
all costs and expenses incurred in connection with the registration of the Registrable Shares. Selling Holder shall pay all other costs and expenses including, but not limited to fees and disbursements of such Selling Holder's own attorneys and accountants, and all transfer taxes and brokerage printing, advertising and underwriters' discounts and commissions attributable to the Registrable Shares being offered and sold by such Selling Holder.

                           4.     Limitations    on     Registration     Rights.
Notwithstanding the provisions of Section 1 of this Agreement, GCI shall not be required to effect any registration under that Section if (i) the request(s) for registration cover an aggregate number of Registrable Shares having an aggregate Market Value of less than Two Million Five Hundred Thousand Dollars ($2,500,000) as of the date of the last of such requests, (ii) GCI has previously filed two
(2)  registration  statements  under the  Securities  Act pursuant to Section 1,
(iii) GCI, in order to comply with such request, would be required to (A) undergo a special interim audit or (B) prepare and file with the Commission, sooner than would otherwise be required, pro forma or other financial statements relating to any proposed transaction, or (iv) if a registration is not required in order to permit resale by Holders. The first demand registration under this Agreement may be requested only by the Holders of a minimum of twenty-five percent (25%) of the Registrable Shares. "Market Value" as used in this Agreement shall mean, as to each class of Registrable Shares at any date, the average of the daily closing prices for such class of Registrable Shares, for the ten (10) consecutive trading days before the day in question. The closing price for shares of such class for each day shall be the last reported sale price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of such class are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), on which shares of such class are listed or admitted to trading, or if they are not listed or admitted to trading on any such


                                                          REGISTRATION STATEMENT
                                                                     Page II-209
exchange, the closing sale price (or the average of the quoted closing bid and asked price if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the shares of such class are not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any market maker in the securities of such class who is a member of the National Association of Securities Dealers, Inc., or in the absence of such closing bid and asked price, as determined by such other method as GCI's Board of Directors shall from time to time deem to be fair.

                           5.          Obligations with Respect to Registration.

                                       (a) If and  whenever  GCI is obligated by
the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, GCI shall promptly:

                                                 (i)  Prepare  and file with the
Commission any amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Registrable Shares. However, in no event shall GCI be required to do so (i) in the case of the first Registration Statement filed pursuant to Section 1, for a period of more than two (2) years following the effective date of that Registration Statement; (ii) in the case of any subsequent Registration Statement filed pursuant to Section 1, for a period of more than one hundred eighty (180) days following the effective date of the Registration Statement; and (iii) in the case of a Registration Statement filed pursuant to Section 2, for a period exceeding the greater of (A) the period required to effect the distribution of securities for GCI's account and (B) the period during which GCI is required to keep such Registration Statement in effect for the benefit of selling security holders other than the Selling Holders;

                                                 (ii)Notify the Selling  Holders
and their underwriter, and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for additional information or for any amendment of or supplement to a Registration Statement or any prospectus relating thereto;

                                                 (iii)    Furnish   at   Selling
Holders expense to the Selling Holders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only


                                                          REGISTRATION STATEMENT
                                                                     Page II-210
while GCI is required under the provisions hereof to cause a Registration Statement to remain effective; and

                                                 (iv)Register   or   qualify  at
GCI's expense the Registrable Shares covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Holder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares. Provided, however, that GCI shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to amend its articles of incorporation or to change the composition of its assets at the time to conform with the securities or blue sky laws of such jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement or to subject itself to taxation in any jurisdiction where it has not therefore done so.

                                       (b)   GCI's    obligations   under   this
Agreement with respect to the Selling Holder shall be conditioned upon the Selling Holder's compliance with the following:

                                                 (i) Such  Selling  Holder shall
cooperate with GCI in connection with the preparation of the Registration Statement, and for so long as GCI is obligated to file and keep effective the Registration Statement, shall provide to GCI, in writing, for use in the
Registration Statement, all such information regarding the Selling Holder and its plan of distribution of the Registrable Shares as may be necessary to enable GCI to prepare the Registration Statement and prospectus covering the
Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                                                 (ii)During  such  time  as  the
Selling Holder may be engaged in a distribution of the Registrable Shares, such Selling Holder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (A) not engage in any stabilization activity in connection with GCI's securities in contravention of such rules; (B) distribute the Registrable Shares solely in the manner described in the Registration Statement; (C) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (D) not bid for or purchase any GCI securities or attempt to induce any person to purchase any GCI securities other than as permitted under the Exchange Act; and


                                                          REGISTRATION STATEMENT
                                                                     Page II-211

                                                 (iii)   If   the   Registration
Statement provides for a Shelf Offering, then at least ten (10) business days prior to any distribution of the Registrable Shares, any Selling Holder who is an "affiliated purchaser" (as defined in Rule 10b-6 promulgated under the Exchange Act) of GCI shall advise GCI in writing of the date on which the distribution by such Selling Holder will commence, the number of the Registrable Shares to be sold and the manner of sale. Such Selling Holder also shall inform GCI when each distribution of such Registrable Shares is over.

                           6.          Indemnification.

                                       (a)  By  GCI.   In  the   event   of  any
registration under the Securities Act of any Registrable Shares pursuant to this Agreement, GCI shall indemnify and hold harmless any Selling Holder, any underwriter of such Selling Holder, each officer, director, employee or agent of such Selling Holder, and each other person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, costs, claims, damages or liabilities, joint or several (or actions in respect thereof) ("Losses"), incurred by or to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Shares were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such Registration Statement) or in any final prospectus or in any post effective amendment or supplement thereto (if used during the period GCI is required to keep the Registration Statement effective) ("Disclosure Documents"), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by GCI in connection with the performance of its obligations under this Agreement. GCI will reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened, so long as GCI's counsel agrees with the reasonableness of such settlement Provided, however, that GCI shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (x) made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to GCI by or on behalf of such indemnified party specifically for use in the preparation thereof, (y) made in any preliminary or summary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission concerned had been corrected in such final prospectus or (z) made in any prospectus used by such


                                                          REGISTRATION STATEMENT
                                                                     Page II-212
indemnified party if a court of competent jurisdiction finally determines that at the time of such use such indemnified party had actual knowledge of such untrue statement or omission or (ii) the delivery by an indemnified party of any prospectus after such time as GCI has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the delivery of any prospectus after such time as GCI's obligation to keep the same current and effective has expired.

                                       (b) By the Selling Holders.  In the event
of any registration under the Securities Act of any Registrable Shares pursuant to this Agreement, each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, indemnify and hold harmless GCI, each of its directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls GCI within the meaning of Section 15 of the Securities Act, against any Losses, joint or several, incurred by or to which such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, if the statement or omission was in reliance upon and in conformity with written information furnished to GCI by such indemnifying party specifically for use in the preparation thereof, (ii) the delivery by such indemnifying party of any prospectus after such time as GCI has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or after such time as the obligation of GCI to keep the Registration Statement effective and current has expired or (iii) any violation by such indemnifying party of its obligations under Section 5(b) of this Agreement or any information given or representation made by such indemnifying party in connection with the sale of the Selling Holder's Registrable Shares which is not contained in and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation). Each Selling Holder shall, and shall cause any underwriter retained by it who participates in the offering to agree to, reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 6, any amounts paid in settlement of any litigation, commenced or threatened.

                                       (c) Third Party  Claims.  Promptly  after
the receipt by any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party ("Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed ("Indemnifying Party"). The Indemnifying Party shall be entitled, at the Indemnifying Party's sole expense and


                                                          REGISTRATION STATEMENT
                                                                     Page II-213
liability, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 6, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise,  or  settlement  thereof.  The fees and  expenses  of such  separate counsel shall be the Indemnified Party's sole expense, unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement, which consent shall not be unreasonably withheld. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the Indemnifying Party's prior written consent, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 6.

                                       (d) Contribution.  If the indemnification
provided for in subsections (a) or (b) of this Section 6 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) GCI or the Selling Holder (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably


                                                          REGISTRATION STATEMENT
                                                                     Page II-214
incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           7.          Miscellaneous.

                                       (a)  Notices.   All  notices,   requests,
demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

                                (i) if to GCI at:

                                    General Communication, Inc.
                                    2550 Denali Street, Suite 1000
                                    Anchorage, Alaska 99503
                                    ATTN: Chief Financial Officer
                                    Facsimile: (907) 265-5676

                              (ii)  if to Owner, at:

                                    Mr. Jack Kent Cooke
                                    Jack Kent Cooke, Inc.
                                    Kent Farms
                                    Middleburg, Virginia 22117
                                    Facsimile: (540) 687-5615

                              (iii) if to any Holders other than Owner, at
                                    the address provided to GCI (and if none provided, to Owner at the above address)

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

                                       (b)  Entire  Agreement.   This  Agreement
constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.


                                                          REGISTRATION STATEMENT
                                                                     Page II-215

                                       (c)   Binding   Effect;   Benefit.   This
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied is intended to confer on any person other than the parties hereto or their respective successors and assigns (including, in the case of Owner, any successor or assign of Owner as the holder of Registrable Shares), any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6.

                                       (d)  Amendment  and  Modification.   This
Agreement may be amended or modified only by an instrument in writing signed by or on behalf of each party and any other person then a Holder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                                       (e)   Section   Headings.   The   section
headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                                       (f)  Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                       (g)  Applicable  Law. This  Agreement and
the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Alaska, without regard to the conflict of laws and rules thereof.

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   GENERAL COMMUNICATION, INC.


                                   By
                                   John M. Lowber, Senior Vice President


                                   Owner:

                                   -----------------------------


                                   By
                                   Jack Kent Cooke


                                                          REGISTRATION STATEMENT
                                                                     Page II-216

                                    EXHIBIT B

                                  BILL OF SALE

         Pursuant to the terms of that certain Asset Purchase Agreement,  by and
between GENERAL COMMUNICATION,  INC., and , dated , 1996,                 hereby
sells, transfers and conveys title to the fixtures and equipment and other personal property listed on the attached Schedules numbered through , free and clear of all liens and encumbrances except those listed thereon, to GENERAL COMMUNICATION, INC.
         Dated            , 1996.


                                            By:
                                            Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-217

                                    EXHIBIT C
                     NONDISTURBANCE AND ATTORNMENT AGREEMENT

         THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is effective
as of         , 1996, among                 , a corporation,
("Landlord"), GENERAL COMMUNICATION, INC., an Alaska corporation,  2550 Denali
Street, Suite 1000, Anchorage,  Alaska 99503 ("GCI") and                       ,
having an address of                                  ("Tenant").

                                 R E C I T A L S

         A.  Tenant is current  lessee  under that  certain  lease  dated      ,
19   , ("Lease") by and between  Tenant                 , and
as  Landlord.  A true and correct copy of the Lease is attached hereto as
Exhibit A, and is herein incorporated. The Lease demises   possession  of
certain real property as described in the Lease ("Property") to Tenant under the terms contained in the Lease.
         B. GCI is purchasing assets of Landlord including the Property and the Lease.
         C. Landlord has agreed to assign and GCI has agreed to assume all of Landlord's right, title and interest in and obligations under the Lease.
         D. As a condition precedent to entering into purchase of the Lease, GCI has required that Tenant certify and confirm certain matters about the Lease and attorn to GCI upon closing.



                                                          REGISTRATION STATEMENT
                                                                     Page II-218

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:
         1. Tenant's Representations and Warranties. Tenant represents and warrants to GCI, as of the date hereof, as follows:
                  1.1 The Lease, including all amendments or modifications thereto, are described on Exhibit A, and true and correct copies thereof have been delivered to GCI.
                  1.2 The Lease has not been amended in any respect except as described in Exhibit A and is the only lease or agreement(s) between Tenant and any person or entity affecting title or possession of the Property.
                  1.3 Tenant has made no agreements with Landlord or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession other than as stated in Exhibit A. Tenant has not paid any advance rent except as stated in Exhibit A.
                  1.4 The Lease is not in default and is in full force and effect. As of the date hereof, Tenant is entitled to no credit and no offset or reduction in rent and, to the best of its knowledge, does not have any claims or defenses to enforcement of the Lease.
                  1.5 The Lease does not contain and Tenant does not have an outstanding option to purchase the Property or an outstanding option to extend or renew the term of the Lease, except the options to extend or renew the Lease as set forth in Exhibit A.



                                                          REGISTRATION STATEMENT
                                                                     Page II-219

         2. Acknowledgment and Consent. Tenant acknowledges the assignment of the lease to GCI and, to the extent required, consents thereto.
         3. Tenant Not To Be Disturbed. So long as Tenant attorns to GCI and is not in default (beyond any period given to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants, or conditions of the Lease on Tenant's part to be performed, Tenant's rights under the Lease including but not limited to quiet enjoyment and possession of the Property, shall not be diminished or interfered with by GCI.
         4. Tenant to Attorn to GCI. Upon the effective date of the Assignment, Tenant shall be bound to GCI under all the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease; and Tenant shall attorn to GCI, as its Landlord, said attornment to be effective and self-operative immediately upon GCI succeeding to the interest of Landlord without the execution of any further instruments on the part of any of the parties hereto. The respective rights and obligations of Tenant and GCI upon such attornment, to the extent of the remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease. So long as the Lease and any and all extensions thereof shall remain in force and effect, and so long as GCI shall be the owner of the Property, Tenant attorns to GCI as owner of the Property.


                                                          REGISTRATION STATEMENT
                                                                     Page II-220

         5. No Modification. The terms of the Lease shall continue in full force and effect. No modification, amendment or release of any provision of this Agreement shall be valid or binding for any purpose whatsoever unless in writing and executed by the parties hereto which post dates the date hereof.
         6. Notices. Any notice required or permitted hereunder shall be in writing. Any notice hereunder shall be effective upon receipt thereof. Any party hereto may change its address by giving notice thereof to the other party. Notices shall be sent:
If to GCI:
                  General Communication, Inc.
                  2550 Denali Street, Suite 1000
                  Anchorage, Alaska  99503
                  Attn:  Chief Financial Officer

If to Tenant:

                  --------------------------------
                  --------------------------------
                  --------------------------------

         7. Landlord's Consent. Landlord is joining herein for the purpose of consenting to the terms and conditions of this Agreement and agrees that Tenant may rely upon any and all notices from GCI relating to the rights of GCI hereunder.
         8. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.
         9. Choice of Law. This Agreement is to be governed under the laws of the State of Alaska. Venue for any action hereunder shall be in Anchorage, Alaska.


                                                          REGISTRATION STATEMENT
                                                                     Page II-221

         10. Captions and Headings. The captions and headings hereof are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.
         11. Execution in Counterparts. This Agreement may be executed by the parties hereto individually or in separate counterparts, each of which shall be an original and all of which shall be taken together shall constitute one and the same Agreement.
         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above.

         TENANT:
                                           ----------------------------------


                                           By:
                                              Name:
                                              Its:


        GCI:                               GENERAL COMMUNICATION, INC.


                                           By:
                                              Name:
                                              Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-222

         The foregoing Agreement is hereby consented and agreed to by the undersigned as set forth in Paragraph 7 hereof.

                                           LANDLORD



                                           By:
                                              Name:
                                              Its:


STATE OF                   )
                           ss.
              COUNTY       )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


STATE OF                   )
                           ss.
            COUNTY         )

                  The   foregoing   instrument   was   acknowledged   before  me
this                    by                        of    GENERAL   COMMUNICATION,
INC., an Alaska corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


STATE OF                   )
                           ss.
                           )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


                                                          REGISTRATION STATEMENT
                                                                     Page II-223

                                    Exhibit A

                                      LEASE


                                                          REGISTRATION STATEMENT
                                                                     Page II-224

                                    EXHIBIT D
                                   ASSIGNMENT



                  THIS   ASSIGNMENT   ("Assignment")   is  made   effective   as
of                              , 1996, by and between                         ,
a corporation,                                      ("Assignor")    and  GENERAL
COMMUNICATION, INC., an Alaska corporation, 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503 ("Assignee").
                                 R E C I T A L S
         A. Assignor  is  a  party  to  that  certain  contract  by and between
Assignor,  and                  ("Contracting Party"), effective as of         ,
19 ("Contract"), a true and complete copy of which is attached hereto as Exhibit A and incorporated herein.
         B. Pursuant to Section of the Contract, Assignor has the right at any time to assign the contract upon the written approval of Contracting Party.
         C. Assignor and Assignee have entered into an Asset Purchase Agreement dated April , 1996 (the "Asset Purchase Agreement"), whereby Assignee is purchasing all of the assets of Assignor except those expressly excluded in the Asset Purchase Agreement.
         D. Pursuant to the Asset Purchase Agreement, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor's right, title and interest in and obligations under the Contract.



                                                          REGISTRATION STATEMENT
                                                                     Page II-225

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:
                  1. Assignment and Assumption. Subject to the required approval of Contracting Party as provided in Section 2 below, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title and interest in the Contract, and Assignee hereby accepts the assignment and assumes and agrees to perform, and fully comply with, from the effective date of this Assignment, as a direct obligation to the Contracting Party, all of the duties, obligations, payments, covenants, terms and conditions of or applicable under the Contract. Assignee further undertakes to defend, indemnify and hold Assignor harmless from, and against any liability arising under the Contract, from and after the date of approval of this Assignment.
                  2. Approval by Contracting Party. Assignor agrees to act promptly and in good faith to obtain the written approval of this Assignment by the Contracting Party as required by Section of the Contract.
                  3. Assignor's Warranty. Except as otherwise provided in the Asset Purchase Agreement, Assignor hereby warrants that as of the effective date of this Assignment the Contract is in good standing, with no claims, lawsuits, liens, or defaults; and with all required monies, fees, and other payments having been timely made, and that Assignor and Contracting Party are in substantial compliance with all Contract terms.


                                                          REGISTRATION STATEMENT
                                                                     Page II-226

                  5. Successors. This Assignment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
                  6. Governing Law. This Assignment shall be governed by the laws of the State of Alaska. Venue for any action hereunder shall be in Anchorage, Alaska.
                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first written below.

                                    ASSIGNOR:

                              By:
                              Its:
                                    ASSIGNEE:        GENERAL COMMUNICATION, INC.

                              By:
                              Its:



                                                          REGISTRATION STATEMENT
                                                                     Page II-227

                        CONSENT TO ASSIGNMENT AND RELEASE


                  The Contracting Party hereby acknowledges and consents to the above Assignment and agrees to render to Assignee the performance formerly due the Assignor under the terms of the Contract. The Contracting Party hereby releases Assignor from all obligations of the Contract from and after the date hereof and from the date hereof agrees to look solely to Assignee for the performance of the obligations under the Contract.



                                             ----------------------------------

                                             By:

                                             Its:


                                                          REGISTRATION STATEMENT
                                                                     Page II-228

                                    EXHIBIT E
                               ASSIGNMENT OF LEASE

         THIS  ASSIGNMENT  OF LEASE  ("Assignment")  is made by and  between
                        , a               corporation,
("Assignor"),   and  GENERAL   COMMUNICATION,   INC.,  an  Alaska corporation,
2550  Denali  Street,   Suite  1000,   Anchorage,   Alaska  99503 ("Assignee").

                                 R E C I T A L S
         A.  Assignor  is the lessee  under that  certain  Lease by and  between
Assignor  and                              ("Lessor"),  dated  effective  as  of
               , 19 , ("Lease"), a true and complete copy of which is attached hereto as Exhibit A and incorporated herein; and which Lease is made of record
by a  Memorandum  of Lease  dated                 ,  19  ,  and  recorded in the
             Recording  District on           , 19  , in Book   , at Page    , a
true and complete copy of which memorandum is attached hereto as Exhibit B and incorporated herein.
         B.  Pursuant to Section        of the Lease,  Assignor has the right at
any time to assign the Lease upon the written approval of Lessor.
         C. Assignor and Assignee have entered into an Asset Purchase  Agreement
dated  April       , 1996  (the  "Asset  Purchase  Agreement"),

         whereby Assignee is purchasing all of the assets of Assignor except those expressly excluded in the Asset Purchase Agreement.



                                                          REGISTRATION STATEMENT
                                                                     Page II-229

         D. Pursuant to the Asset Purchase Agreement, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor's right, title and interest in and obligations under the Lease.
                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:
                  1. Assignment and Assumption. Subject to the required approval of Lessor as provided in Section 2 below, Assignor hereby assigns, conveys and transfers to Assignee all of Assignor's right, title and interest in the Lease, and Assignee hereby accepts the assignment and assumes and agrees to perform, and fully comply with, from the effective date of this Assignment, as a direct obligation to the Lessor under the Lease, all of the duties, obligations, payments, covenants, terms and conditions of or applicable under the Lease. Assignee further undertakes to defend, indemnify and hold Assignor harmless from, and against any liability arising from and after the date of the approval of the Assignment.
                  2. Approval by Lessor. Assignor agrees to act promptly and in good faith to obtain the written approval of this Assignment by the Lessee as
required by Section      of the Lease.
                  3. Assignor's Warranty. Except as otherwise provided in the Asset Purchase Agreement, Assignor hereby warrants that as of the effective date of this Assignment the Lease is in good




                                                          REGISTRATION STATEMENT
                                                                     Page II-230
standing, with no claims, lawsuits, liens, or defaults; and with all required rents, fees, and other payments having been timely made, and that Assignor and Lessor are in substantial compliance with all Lease terms.
                  4. Successors. This Assignment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
                  5. Recording. The parties, in conjunction with the Lessor, agree to execute a Notice of Assignment of the Lease suitable for recording purposes, the form of which is attached hereto as Attachment 1.
                  6. Governing Law. This Assignment shall be governed by the laws of the State of Alaska. Venue for any action hereunder shall be in Anchorage, Alaska.
                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date first written below.


                                                          REGISTRATION STATEMENT
                                                                     Page II-231

                                    ASSIGNOR:

                                  By:
                                  Its:

                                    ASSIGNEE:        GENERAL COMMUNICATION, INC.
                                  By:
                                  Its:

                                 ACKNOWLEDGMENTS
                                 ---------------

STATE OF                   )
                           ss.
              COUNTY       )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


STATE OF                   )
                           ss.
            COUNTY         )

                  The   foregoing   instrument   was   acknowledged   before  me
this                    by                        of    GENERAL   COMMUNICATION,
INC., an Alaska corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:




                                                          REGISTRATION STATEMENT
                                                                     Page II-232

                        CONSENT TO ASSIGNMENT AND RELEASE


                                   Lessor in the above-referenced  Lease, hereby
acknowledges and consents to the above assignment and agrees to render to Assignee the performance due under the terms of said Lease. Lessor hereby releases Assignor from all obligations of the Lease from and after the date hereof and from the date hereof agrees to look solely to Assignee for the performance of Lessee's obligations under the Lease.



                                            ----------------------------------

                                            By:

                                            Its:



STATE OF                   )
                           ss.
              COUNTY       )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


                                                          REGISTRATION STATEMENT
                                                                     Page II-233

                                  ATTACHMENT 1
                                       to
                                    EXHIBIT E



                          NOTICE OF ASSIGNMENT OF LEASE

         NOTICE  is  hereby  given  that ,                    a
corporation,                                  ("Assignor"), as lessee under that
certain   lease   ("Lease")   dated              ,  19  ,  by  and  between  and
                         as Lessor, having an address of which Lease was made of
record by that certain Memorandum of Lease dated                 and recorded in
the                            Recording  District on              , 19     , in
Book , at Page , a true and complete copy of which is attached hereto as Exhibit A, has assigned all of Assignor's right, title and interest under the Lease to GENERAL COMMUNICATION, INC., an Alaska corporation, 2550 Denali Street,
Suite 1000,  Anchorage,  Alaska 99503  effective as of             , 199  .  The
real property subject to the Lease and the Lease term are described on the attached copy of the Memorandum of Lease.

         DATED this     day of            , 1996.

                                    ASSIGNOR:
                                  By:
                                  Its:

                                    ASSIGNEE:        GENERAL COMMUNICATION, INC.
                                  By:
                                  Its:


Record this document in the           Recording District.
After recording, return to:

         HARTIG, RHODES, NORMAN, MAHONEY & EDWARDS, P.C.
         717 K Street
         Anchorage, Alaska  99501-3397
         Attn:  Bonnie J. Stratton, Esq.


                                                          REGISTRATION STATEMENT
                                                                     Page II-234

                                 ACKNOWLEDGMENTS


STATE OF                   )
                           ss.
              COUNTY       )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


STATE OF                   )
                           ss.
            COUNTY         )

                  The   foregoing   instrument   was   acknowledged   before  me
this                    by                        of    GENERAL   COMMUNICATION,
INC., an Alaska corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:


STATE OF                   )
                           ss.
                           )

                  The   foregoing   instrument   was   acknowledged   before  me
this              by                      of                                   ,
a               corporation, on behalf of the corporation.


                                                     NOTARY PUBLIC, STATE OF
                                                     My Commission Expires:




                                                          REGISTRATION STATEMENT
                                                                     Page II-235

                                    EXHIBIT F
                                    Guaranty


         FOR VALUE RECEIVED, and in order to induce GENERAL COMMUNICATION, INC., a Alaska corporation ("Buyer"), to enter into that certain Asset Purchase Agreement ("Agreement"), dated as of April , 1996, between Buyer and ALASKAN CABLE NETWORK/FAIRBANKS, INC. ALASKA CABLE NETWORK/JUNEAU, INC. ("ACNJ"), ALASKAN CABLE NETWORK/KETCHIKAN-SITKA, INC. ("ACNKS") ("collectively Sellers"), and to induce Buyer to perform its obligations under and to consummate the transactions described in the Agreement, Jack Kent Cooke Incorporated a Nevada corporation ("Guarantor"), agrees as follows:

                  1.  Definitions.   Capitalized   terms  used  herein,   unless
otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                  2. Representations and Warranties of Guarantor. Guarantor represents and warrants to Buyer as follows:

                           (a) Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own and operate its properties and to carry on its business as currently conducted.

                           (b) Guarantor's execution and delivery of this Guaranty and Guarantor's performance of its obligations under this Guaranty:

                                    (i)     Are  within  Guarantor's   corporate
                                            power and authority;

                                    (ii)    Have  been  duly  authorized  by all
                                            necessary    corporate   action   of
                                            Guarantor;

                                    (iii)   Have    received    all    necessary
                                            governmental  approval, if required;
                                            and

                                    (iv)    Do not and  will not  contravene  or
                                            conflict  with any  provision of any
                                            law,   regulation   or   rule,   the
                                            Articles of  Incorporation or Bylaws
                                            of    Guarantor,     any    license,
                                            agreement,  or  instrument  to which
                                            Guarantor  is a  party  or by  which
                                            Guarantor  or  any  of   Guarantor's
                                            property  may be bound or  affected,
                                            or any judgment,  order or decree of
                                            any court or any federal,  state, or
                                            local


                                                          REGISTRATION STATEMENT
                                                                     Page II-236
                                            commission,    board,    or    other
                                            administrative   agency   by   which
                                            Guarantor  or  any  of   Guarantor's
                                            property may be bound or affected.

                           (c) This Guaranty is Guarantor's legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms.

                  3. Guaranty.  Guarantor  hereby  absolutely,  irrevocably  and unconditionally guaranties (i) Seller's performance when due of all covenants, agreements, and obligations of every nature under the Agreement and (ii) subject only to the limitations thereon specifically set forth in the Agreement, the accuracy and completeness of all of Seller's representations and warranties under the Agreement. Without limiting the generality of the foregoing, Guarantor hereby absolutely, irrevocably and unconditionally guaranties any and all of Seller's indemnification obligations under Section 16 of the Agreement, including without limitation the full and prompt payment when due of any and all monies which may become due or payable at any time under or pursuant to such indemnification provisions. (Seller's performance and indemnification obligations are individually and collectively, herein the "Obligations.") Guarantor further agrees that the following terms and conditions shall apply to this Guaranty:

                           (a) This Guaranty is in all respects continuing, absolute and unconditional.

                           (b)      This   Guaranty   is  a  guaranty   of  both
                                    performance and payment when due, and not of collection.

                           (c) Buyer may, from time to time, at Buyer's sole discretion and without notice to Guarantor, take any or all of the following actions:

                                    (i)     Obtain or accept a security interest
                                            in any property to secure payment of
                                            any or all of the Obligations;

                                    (ii)    Obtain  the  primary  or   secondary
                                            obligation  of any  third  party  in
                                            addition to  Guarantor  with respect
                                            to any or all of the Obligations;

                                    (iii)   Release, compromise,  extend, alter,
                                            or modify any of the  Obligations or
                                            any  obligation of any nature of any
                                            other obligor with respect to any of
                                            the Obligations;

                                    (iv)    Release,  compromise,  or extend any
                                            obligation of Guarantor hereunder;


                                                          REGISTRATION STATEMENT
                                                                     Page II-237

                                    (v)     Release any security interest in, or
                                            surrender,  release,  or permit  any
                                            substitution or exchange for, all or
                                            any  part of any  property  securing
                                            any  of  the   Obligations   or  any
                                            obligation  hereunder,  or  release,
                                            compromise, extend, alter, or modify
                                            any  obligation of any nature of any
                                            obligor  with  respect  to any  such
                                            property; and

                                    (vi)    Resort   to   or   proceed   against
                                            Guarantor for performance or payment
                                            of any of the Obligations whether or
                                            not  Buyer   shall  have   proceeded
                                            against  Seller or any other obligor
                                            primarily or  secondarily  obligated
                                            with   respect   to   any   of   the
                                            Obligations,  shall have resorted to
                                            any  property  securing  any  of the
                                            Obligations    or   any   obligation
                                            hereunder, or shall have pursued any
                                            other remedy.

                           (d)      As between  Buyer and  Guarantor,  Buyer may
                                    apply  any  amounts  it  receives  from  any
                                    source  for  any   Obligation   (arising  by
                                    whatever  means)  toward the  payment of any
                                    Obligation  then  due and  payable,  in such
                                    order of  application as Buyer may from time
                                    to   time   elect.    Notwithstanding    any
                                    performance  or payments  made by or for the
                                    account  of   Guarantor   pursuant  to  this
                                    Guaranty,  Guarantor  will not be subrogated
                                    to any  rights of Buyer  until  Buyer  shall
                                    have received full  performance  and payment
                                    of all of the  Obligations  and  Guarantor's
                                    performance  of all  obligations  hereunder.
                                    Without   limiting  the  generality  of  the
                                    foregoing, Guarantor agrees and acknowledges
                                    that if  Buyer  is  required  at any time to
                                    return  all  or  any  part  of  any  payment
                                    applied  by  Buyer  to  the  payment  of the
                                    Obligations or any costs or expenses covered
                                    by  this  Guaranty,  whether  by  virtue  of
                                    Seller's    insolvency,    bankruptcy,    or
                                    reorganization or otherwise, the Obligations
                                    to which the  returned  payment  was applied
                                    shall  be  deemed  to  have   continued   in
                                    existence and this Guaranty shall continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and Buyer had not made such application.

                           (e)      Guarantor hereby expressly waives:

                                    (i)     Notice of Buyer's acceptance of this
                                            Guaranty;



                                                          REGISTRATION STATEMENT
                                                                     Page II-238

                                    (ii)    Notice of the  existence,  creation,
                                            release,   compromise,    extension,
                                            alteration,            modification,
                                            non-performance,  or  nonpayment  of
                                            any or all of the Obligations;

                                    (iii)   Presentment,   demand,   notice   of
                                            dishonor,  protest,  and  all  other
                                            notices whatsoever; and

                                    (iv)    All  diligence in  collection  of or
                                            realization upon any payments on, or
                                            assurance of performance  of, any of
                                            the  Obligations  or any  obligation
                                            hereunder,   or  in  collection  on,
                                            realization  upon,  or protection of
                                            any  security  for, or guaranty  of,
                                            any  of  the   Obligations   or  any
                                            obligation hereunder.

                           (f) As between Guarantor and Buyer, Buyer may assign or otherwise transfer the right to receive performance of or payment upon any of Seller's Obligations and/or from Guarantor to any third party.

                  4. Notices. All notices and communications under this Guaranty shall be in writing and shall be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested; if to Guarantor addressed to Kent Farms, Middleburg, Virginia 22117, Attention:
Stuart A. Haney, House Counsel, and if to Buyer, addressed to Buyer's address set forth in the Agreement; or in each case to such other address respectively as the party shall have specified by notice to the other.

                  5. Integration, Assignment, Modification, Payment of Expenses and Construction. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between Guarantor and Buyer. Guarantor may not assign this Guaranty without Buyer's prior written consent. Subject to the foregoing, this Guaranty will inure to Buyer's benefit, and be binding upon Guarantor, and their respective successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and Buyer. Buyer and Guarantor shall each pay its own costs and expenses in connection with the negotiation and execution of this Guaranty. Guarantor agrees to pay all of Buyer's expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) in enforcing or endeavoring to realize upon this Guaranty or in endeavoring to collect any amount payable under this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty or the Agreement shall not affect the validity of the remainder of this Guaranty.


                                                          REGISTRATION STATEMENT
                                                                     Page II-239

                  6. Waiver. The failure of Buyer to insist upon strict performance of any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances shall not be deemed to be a waiver by Buyer of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by Buyer of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by Buyer.

                  7. Applicable Law. This Guaranty will be governed by, and construed and interpreted in accordance with, the internal laws of the State of Alaska, without regard to the conflicts of laws rules of such state.

                  8. Section Headings. The section headings used in this Guaranty are for the convenience of Buyer and Guarantor only and shall not affect the construction or interpretation of the provisions of this Guaranty.

                  IN WITNESS  WHEREOF,  Guarantor has caused this Guaranty to be
executed by a duly authorized officer as of April      , 1996.


                                        JACK KENT COOKE INCORPORATED



                                         By:
                                            JACK KENT COOKE


                                                          REGISTRATION STATEMENT
                                                                     Page II-240

                                    EXHIBIT G
                              Non-Compete Agreement


                                 April    , 1996



Gentlemen:

         Reference is made to that certain Asset Purchase  Agreement dated as of
April       , 1996, (the "Agreement")  between Alaskan Cable  Network/Fairbanks,
Inc. ("ACNI") Alaska Cable Network/Juneau, Inc. ("ACNJ"), Alaskan Cable Network/Ketchikan-Sitka, Inc. ("ACNKS") ("collectively Sellers"), Alaskan Cable Network, Inc. ("ACNI") and Alaskan Cable Network/Juneau Holding, Inc. ("ACNJH") and General Communication, Inc. ("Buyers"). This letter is being delivered to you pursuant to Section 15 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

         Sellers, ACNI, ACNJH and Jack Kent Cooke Incorporated ("Owner") agree that as of the date hereof, through the Final Closing Date, and for a period of five (5) years thereafter, they will not, and they will cause their respective key employees for so long as such employees are employed by such entity, not to, directly or indirectly, own, manage, operate, join, control, participate or become interested in, or be connected with (as an employee, consultant, partner, officer, director, shareholder or investor, other than through ownership of up to a % equity interest in a publicly traded entity), any business competing with Company in the provision of CATV services related to distribution, by means of cable, microwave, fiber optic, satellite receivers, or broadcasts, both terrestrial and spatial, of data, audio, and video signals, to businesses, residences, multi-family dwellings, hotels, motels, trailers, and other users, within the Service Areas.

         If the terms or provisions of this Non-Compete Agreement are breached or threatened to be breached, Sellers, ACNI, ACNJH and Owner, each for and on behalf of itself and its Affiliates, employees, officers, directors and shareholders, expressly consent that, in addition to any other remedy Buyer may have, Buyer may apply to any court of competent jurisdiction for injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach.

         If any provision of this Non-Compete Agreement is determined to be unreasonable or unenforceable, such provision and the remainder of this Non-Compete Agreement shall not be declared invalid, but rather shall be modified and enforced to the maximum extent permitted by law.


                                                          REGISTRATION STATEMENT
                                                                     Page II-241

Very truly yours,

ALASKAN CABLE NETWORK , INC.

By:
         Jack Kent Cooke



ALASKAN CABLE NETWORK/JUNEAU HOLDING, INC.


By:



ALASKAN CABLE NETWORK/
KETCHIKAN-SITKA, INC.


By:



ALASKAN CABLE NETWORK/FAIRBANKS, INC.


By:



ALASKAN CABLE NETWORK/JUNEAU, INC.


By:



                                                          REGISTRATION STATEMENT
                                                                     Page II-242

                                    EXHIBIT H




                                      DATE




To:      Programmer from


Dear         :

                  The purpose of this  letter is to inform you of the  impending
sale  of  systems  now  owned  by                        ("Seller")  to  General
Communication, Inc. ("GCI"). GCI will not assume the Seller's programming contract currently in place to serve the systems described in the Asset Purchase Agreement dated April , 1996, between GCI and Seller. This is not a notice deleting your programming from these systems; GCI or its' agent will contact you about continuation of coverage of your service.

                                     Very truly yours,








                                                          REGISTRATION STATEMENT
                                                                     Page II-243

                                    EXHIBIT I
                                    AFFIDAVIT




STATE OF                            )
                                    ss.
COUNTY OF                           )


         This Affidavit is delivered  pursuant to the Asset  Purchase  Agreement
dated as of April       , 1996,  between                    ,  a
corporation ("Seller") and General Communication, Inc., a Alaska corporation ("Buyer"). Section 1445 of the United States Internal Revenue Code of 1986, as amended ("IRC"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. The
undersigned,  being the duly elected                    of Seller and being duly
sworn, certifies and agrees on behalf of Seller as follows:

         1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the IRC and the regulations promulgated thereunder).

         2. Seller's U.S. taxpayer identification number is                .

         3. Seller understands that this certification may be disclosed to the Internal Revenue Service.

         4. Seller hereby agrees to indemnify and hold harmless Buyer and Buyer's partners and agents of, from and against any and all loss, liability, interest, penalties, costs, damages, claims or causes of action which may arise or be incurred by Buyer or Buyer's agents by reason of any failure of any representation or warranty made in this Affidavit to be true and correct in all respects, including but not limited to any liability for failure to withhold any amount required under IRC section 1445.


                                                          REGISTRATION STATEMENT
                                                                     Page II-244

         Dated this        day of                     , 1996.


                                        SELLER:

                                        -------------------------


                                        By:
                                        Name:
                                        Title:



STATE OF                            )
                                    ss.
COUNTY OF                           )


         Subscribed and sworn to before me this       day of            , 1996.



                                        Notary Public for the State of
                                        My Commission Expires:


                                                          REGISTRATION STATEMENT
                                                                     Page II-245

                                    EXHIBIT J


                           OPINION OF SELLER'S COUNSEL



                                 [Closing Date]


---------------------------------
---------------------------------

---------------------------------

Dear Sirs:

         We have acted as  counsel  for                                        ,
("Seller"), in connection with the transactions contemplated by that certain Asset Purchase Agreement dated as of April , 1996 (the "Agreement"), between Seller and General Communication, Inc., an Alaska corporation ("Buyer"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

         We have participated in and are familiar with the corporate proceedings of Seller relating to the negotiation, authorization, execution and delivery of the Transaction Documents (as hereinafter defined). In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of (i) the Asset Purchase Agreement and related documents ("Transaction Documents") and (ii) such corporate records, certificates of public officials and officers of Seller, and such other agreements, instruments and documents that we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity with genuine and authentic originals of all documents submitted to us as copies, and the genuineness of all signatures.

         Based on the foregoing,  and on the assumptions  herein set forth,  and
subject  to  the  exceptions,   limitations  and  qualifications   herein  above
expressed, it is my opinion that:

         1. Seller is a                    duly organized,  validly existing and
in good  standing  under  the laws of the  state of                .  Seller  is
qualified  to transact business in the state of                 . Seller has all
requisite power and authority to own and lease the Assets and to carry on the CATV business as such business is currently conducted.

         2. Seller has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party, to consummate the transactions contemplated


                                                          REGISTRATION STATEMENT
                                                                     Page II-246

[Closing Date]
Page __

thereby and to perform all terms and conditions of the Transaction Documents to be performed by it.

         3. The execution and delivery of the Transaction Documents by Seller, the performance by Seller of all the terms and conditions thereof to be performed by it, and the consummation of the transactions contemplated thereby have been duly authorized and approved by the partners, general partner or board of directors as applicable of Seller and no other proceedings of Seller are necessary with respect thereto.

         4. Each of the Transaction Documents has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

         5. The execution, delivery and performance by Seller of the Transaction Documents to which it is a party will not (a) violate any provision of the charter partnership agreement or bylaws, as applicable, of Seller, (b) violate any provision of any statute, rule, regulation, order judgment or decree or other restriction of any government, government agency or court to which Seller is subject or by which any of the assets of Seller is bound or affected (except, in each case, for those violations which would not, individually or in the aggregate, have a material adverse effect any CATV System, the CATV Business or Seller), (c) require, other than those obtained or made, any consent, approval, filing, application or notice under any law, rule, regulation, order judgement or decree applicable to the Assets or the CATV Business, or (d)(i) violate, be in conflict with or constitute a breach of or default under (with or without the giving of notice or the lapse of time, or both), (ii) permit or result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, (iv) result in the loss of a benefit under, (v) result in the creation or imposition of any Security Interest upon any asset or (vi) require, other than those obtained or given, any consent, authorization or approval of, or any notice to, any Person under any instrument evidencing any of the Assets or any note, bond, indenture, mortgage, deed of trust, lease, permit, license, authorization, contract, instrument or other agreement to which Seller is a party or by which Seller or any of its assets is bound or affected, except for purposes of this clause (d) such consents, authorizations, approvals and notices the failure of which to be obtained or given would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, impairments, reformations, losses and accelerations which would not, individually or in the aggregate, have a material adverse effect on any CATV system, the CATV Business or Seller.


                                                          REGISTRATION STATEMENT
                                                                     Page II-247

[Closing Date]
Page


         6. The Conveyance Documents are in legal form sufficient to convey title to the Assets to Buyer.

         7. To the best of our knowledge, there is not pending (excluding actions not served) or, to our knowledge, overtly threatened, any judicial, administrative or arbitral action, suit, proceeding or claim against or investigation of Seller which questions the validity of the Agreement.

         8. To our knowledge, except for those obtained or made, as applicable, no consent, approval, waiver, order or other authorization of, or registration, declaration or filing with, any governmental body is required in connection with the execution and delivery by Seller of the Transaction Documents or the consummation by Seller of the transactions contemplated thereby.

         9. To our knowledge, except as set forth on Schedule 8 to the Agreement and except for proceedings affecting the CATV industry generally, there is no unsatisfied judgment or order outstanding, or any action, proceeding, or investigation pending or threatened in any court or quasi-judicial or administrative agency against Seller with respect to or involving all or any part of the CATV Business or the Assets.

         10. The sale and transfer of the Assets pursuant to the Agreement will not result in the imposition or assessment of any sales, use, transfer, excise or license tax, fee or charge on the transfer of any of the Assets.

                                   Respectfully submitted,



                                                          REGISTRATION STATEMENT
                                                                     Page II-248

                                    EXHIBIT K


                         OPINION OF SELLER'S FCC COUNSEL



                                 [Closing Date]



General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska 99503

Gentlemen:

         We   are   communications   counsel   for
("Seller"), representing Seller principally in matter before the Federal Communications Commission ("FCC") and the United States Copyright Office ("Copyright Office") concerning the regulations by these governmental agencies of various aspects of its operations. We have acted as special communications counsel to Seller in connection with the sale to General Communication, Inc. ("Buyer"), of all of the assets of Seller used and useful in the operation of its cable television ("CATV") business located in and around pursuant to that certain Asset Purchase  Agreement
dated as of April , 1996, by and between Seller and Buyer ("Agreement"). We have agreed to render an opinion of counsel in connection therewith.

         Terms used herein and not otherwise defined shall have the same meaning and effect as used and defined in the Agreement. In connection with the Agreement, we have examined such records of the FCC and Copyright Office, and have conducted such investigation as we have deemed necessary for the purposes of this opinion.

         1. The Seller operates cable television systems ("Cable Systems") which serve the communities listed on Attachment 1. Each such community has been registered with the FCC. Pursuant to the FCC's rules and regulations, such registrations authorized commencement of operation of the Cable System in the specified community.

         2. The Seller has filed for the Cable Systems most recent FCC Form 320, Form 325 and Form 395A. The Cable Systems have been certified by the FCC as being in compliance with the EEO requirements in each calendar year that the Cable Systems have been owned by Seller(s) beginning with 1986.


                                                          REGISTRATION STATEMENT
                                                                     Page II-249

[Closing Date]
Page

         3. All necessary Statements of Account have been filed by Seller with the Copyright Office, along with the royalty payments reflected as due under those statements. We have not undertaken any independent accounting or evaluation of the sums remitted to the Copyright Office with Seller's Statements of Account and render no opinion in that respect. We have not reviewed and do not offer an opinion as to Seller's compliance with former section 111(d)(1) of the Copyright Act with regard to the requirement to file initial notices of identity and signal carriage complement in view of the elimination of this requirement.

         4. To the best of our knowledge, after due inquiry, there have been no inquiries received from the U.S. Copyright Office or any other party which questions the Statements of Account or any Copyright payment made by Seller with respect to the Cable Systems, nor are we aware of any claim, action, or demand for Copyright infringement or for non-payment of royalties pending or threatened against Seller with respect to the Cable Systems.

         5. Seller holds the FCC licenses set forth in Schedule 2 attached to the Agreement. Such licenses were validly issued to Seller. The FCC has given its consent to the assignment of those licenses to Buyer. Once assigned to Buyer, they are the only FCC licenses or certificates necessary to permit Buyer to operate the CATV Business as it is presently operated. The FCC licenses are in full force and effect, without any materially adverse modification, amendment, revocation, suspension, termination, cancellation, reformation, or condition. To the best of our knowledge, after due inquiry, there is no FCC proceeding pending, or any FCC investigation pending or FCC proceeding threatened, for the purpose of modifying, revoking, terminating, suspending, canceling, or reforming any of the licenses.

         6. Seller has filed all the required notifications with and has received all necessary authorizations from, the FCC with respect to Seller's utilization of any frequency in the 108 to 137 MHz and 225 to 400 MHz banks. These frequencies, the geographic coordinates of the approximate center of each Cable System area, and the authorized radius of each Cable System, are listed on Attachment 2. The information contained on Attachment 2 was prepared by Seller and is consistent with the information filed with the FCC. To the best of our knowledge, after due inquiry, Seller has not received any notice of violation concerning its use or proposed use of any frequencies in the 108 to 137 MHz and 225 to 400 MHz bands.

         7. Seller has complied with all requirements of the FCC concerning notification to the Federal Aviation Administration with respect to the construction and/or alteration of the



                                                          REGISTRATION STATEMENT
                                                                     Page II-250

[Closing Date]
Page


antenna structures, and has secured "no hazard" determinations for each antenna where required.

         8. The Cable Systems have established procedures to provide privacy and A/B Notices annually to their subscribers and to each new subscriber upon commencement of service, and to make available lockboxes upon request pursuant to the provisions of the Communications Act. The Cable Systems have established procedures for compliance with the FCC's restrictions with respect to advertising during children's programming and the placement of commercials during programming designed for children twelve years old and under does not exceed the Commission's maximum.

         9. The cable television systems are each located in areas subject to effective competition as defined by the Communications Act and the rules and regulations of the Federal Communications Act and the rules and regulations of the Federal Communications Commission. To the best of our knowledge, after due inquiry, Sellers have not received any notice of the intention of any municipality to challenge the Seller's determination that its systems are each subject to effective competition.

         10. The CATV Business of Seller is presently being operated in compliance with the Communications Act, the Copyright Act of 1976, FCC Rules and Regulations, and Copyright Office rules. There is neither any outstanding order or judgment regarding, nor any pending suit, action, administrative proceeding, arbitration, or other proceeding or governmental investigation relating to, Seller's compliance with the Communications Act, the Copyright Act of 1976, or Copyright Office or FCC rules, regulations or orders.

         The opinions expressed above are subject and qualified in all respects by the following:

                  (a) We have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all parties executing such documents, and the conformity to original documents of all copies submitted to us as certified or conformed copies or photocopies. In rendering the opinions expressed herein, we have relied solely upon the certificates of public officials and upon the representations, warranties, certifications and statements of Seller as to the factual matters set forth herein, and we have made no independent factual investigation with regard to such matters. Except as herein provided, however, we have no actual knowledge or notice of facts or circumstances contrary thereto.


                                                          REGISTRATION STATEMENT
                                                                     Page II-251

[Closing Date]
Page
                  ( b) We have assumed, without expression of opinion, that Buyer has all requisite legal capacity, power and authority and has taken all necessary action to enter into, be bound by, and perform its obligations under the Agreement and the transactions contemplated therein, and the execution, receipt, and delivery of all documents, and that no party upon whom we have relied for purposes of this opinion has perpetrated a fraud upon Seller.

         This opinion has been prepared solely for your use in connection with the closing of the transactions contemplated under the Agreement, and should not be quoted in full or in part or otherwise referred to, or be filed with or furnished to any governmental agency or other person or entity not involved in such transactions without the prior consent of this firm.


                                          Very truly yours,



                                                          REGISTRATION STATEMENT
                                                                     Page II-252